                                                                  EXECUTION COPY

                         AGREEMENT AND PLAN OF MERGER

                           Dated as of July 23, 1996,

                                     among

                         Renal Treatment Centers, Inc.
                    Renal Treatment Centers - Florida, Inc.


                                      and

                   Panama City Artificial Kidney Center, Inc.


                                      and


                           Ronald A. Sinicrope, M.D.
                          Richard F. Walker, Jr., M.D.

                               TABLE OF CONTENTS
                               =================


                                                                            Page
                                                                            ----
Parties and Recitals........................................................   1


                                   ARTICLE I

                                   The Merger
                                   ----------

SECTION 1.01.    The Merger.................................................   2
SECTION 1.02.    Closing....................................................   2
SECTION 1.03.    Effective Time of the Merger...............................   2
SECTION 1.04.    Effects of the Merger......................................   2
SECTION 1.05.    Articles of Incorporation and By-Laws......................   2
SECTION 1.06.    Directors..................................................   3
SECTION 1.07.    Officers...................................................   3

                                   ARTICLE II

               Effect of the Merger on the Capital Stock of the
               ------------------------------------------------
              Constituent Corporations; Exchange of Certificates
              --------------------------------------------------

SECTION 2.01.     Effect on Capital Stock...................................   3
SECTION 2.02.     Exchange of Certificates..................................   4


                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

SECTION 3.01.     Representations and Warranties of
                  PCAKC and the Individuals.................................   4
SECTION 3.02.     Representations and Warranties of RTC
                  and the RTC Subsidiary....................................  26


                                  ARTICLE IV

                   Covenants Relating to Conduct of Business
                   -----------------------------------------
SECTION 4.01.    Conduct of Business........................................  31
SECTION 4.02.    Other Information..........................................  34

                                   ARTICLE V

                             Additional Agreements
                             ---------------------

SECTION 5.01.    Securities Matters.........................................  34
SECTION 5.02.    Best Efforts; Notification.................................  37
SECTION 5.03.    Indemnification by PCAKC and the Individuals...............  37
SECTION 5.04.    Fees and Expenses..........................................  41
SECTION 5.05.    Public Announcements.......................................  42
SECTION 5.06.    Affiliates and Certain Stockholders........................  42
SECTION 5.07.    Tax Representation Letters of the
                 Individuals and PCAKC and RTC..............................  43
SECTION 5.08     Continuity of Business Enterprise..........................  43
SECTION 5.09     Tax-Free Reorganization....................................  43
SECTION 5.10     Covenants Regarding Employees..............................  44
SECTION 5.11     Access to Records..........................................  44

                                   ARTICLE VI

                              Conditions Precedent
                              --------------------

SECTION 6.01.    Conditions to Each Party's Obligation
                 To Effect the Merger.......................................  44
SECTION 6.02.    Conditions to Obligations of RTC
                 and the RTC Subsidiary.....................................  45
SECTION 6.03.    Conditions to Obligations of PCAKC.........................  47
SECTION 6.04.    Frustration of Closing Conditions..........................  49

                                  ARTICLE VII

                       Termination, Amendment and Waiver
                       ---------------------------------

SECTION 7.01.    Termination................................................  49
SECTION 7.02.    Effect of Termination......................................  50
SECTION 7.03.    Amendment..................................................  51
SECTION 7.04.    Extension; Waiver..........................................  51
SECTION 7.05.    Procedure for Termination, Amendment,
                 Extension or Waiver........................................  52

                                 ARTICLE VIII

                               General Provisions
                               ------------------
SECTION 8.01.    Cooperation of Individuals in Preparation of
                 1995 Financial Statements.................................   52
SECTION 8.02.    Survival of Representations and Warranties................   52
SECTION 8.03.    Notices...................................................   52
SECTION 8.04.    Definitions...............................................   53
SECTION 8.05.    Interpretation............................................   54
SECTION 8.06.    Counterparts..............................................   54
SECTION 8.07.    Entire Agreement; No Third-Party
                 Beneficiaries.............................................   54
SECTION 8.08.    Governing Law.............................................   54
SECTION 8.09.    Assignment................................................   55
SECTION 8.10.    Enforcement...............................................   55

EXHIBIT A   - Form of Initial Press Release
EXHIBIT B   - Form of PCAKC Company Affiliate Letter
EXHIBIT C   - Form of Company Significant Stockholder Letter
EXHIBIT D   - Form of Tax Representation Letter of Individuals and PCAKC
EXHIBIT E   - Form of RTC Tax Representation Letter
EXHIBIT F   - Form of Medical Director Agreement with Nephrology
              Associates, P.A.
EXHIBIT G   - Form of Covenant Not to Compete

SCHEDULE 2.01(c)    -  Schedule of Stock Allocations
SCHEDULE 3.01(c)    -  Schedule of Governmental Authorization
SCHEDULE 3.01(e)    -  Schedule of Capitalization
SCHEDULE 3.01(f)    -  Subsidiaries
SCHEDULE 3.01(g)    -  Exception to Financial Statements
SCHEDULE 3.01(i)    -  Schedule of Liens
SCHEDULE 3.01(j)    -  Schedule of Real Property
SCHEDULE 3.01(k)    -  Schedule of Condition of Tangible Assets
SCHEDULE 3.01(l)    -  Schedule of Proprietary Rights
SCHEDULE 3.01(m)    -  Schedule of Changes
SCHEDULE 3.01(n)    -  Schedule of Litigation
SCHEDULE 3.01(o)    -  Schedule of Material Contracts
SCHEDULE 3.01(p)    -  Schedule of Taxes
SCHEDULE 3.01(q)    -  Schedule of Insurance Coverage
SCHEDULE 3.01(r)    -  Schedule of Compliance with Laws
SCHEDULE 3.01(t)    -  Schedule of Employees
SCHEDULE 3.01(u)    -  Schedule of Physicians
SCHEDULE 3.01(v)    -  Schedule of Patients
SCHEDULE 3.01(x)    -  Schedule of Environmental Matters
SCHEDULE 3.01(y)    -  Schedule of Payments
SCHEDULE 3.01(z)    -  Schedule of Employee Plans
SCHEDULE 3.01(bb)   -  Schedule of Licenses and Certification
SCHEDULE 3.01(gg)   -  Schedule of Certain Rate Matters
SCHEDULE 3.01(mm)   -  Schedule of Payment to Individuals
SCHEDULE 5.10       -  Schedule of Employees
SCHEDULE 6.02(e)    -  Medical Director Agreement
SCHEDULE 6.02(h)    -  Financial Statement Bringdown

                         AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER dated as of July 23, 1996 among Renal Treatment Centers, Inc., a Delaware corporation ("RTC") and Renal Treatment Centers - Florida, Inc., a Delaware corporation and a wholly owned subsidiary of RTC (the "RTC Subsidiary"), Panama City Artificial Kidney Center, Inc. ("PCAKC") a Florida corporation, and Ronald A. Sinicrope, M.D. and Richard F. Walker, Jr., M.D., each an individual (collectively the "Individuals").

                                   BACKGROUND

     WHEREAS, the respective Boards of Directors of RTC, the RTC Subsidiary and PCAKC have approved the merger of PCAKC with and into the RTC Subsidiary (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock of PCAKC (collectively the "PCAKC Common Stock"), will be converted into the right to receive a certain number of shares of common stock, par value $.01 per share, of RTC ("RTC Common Stock"); and

     WHEREAS, the Individual, as the holders of one hundred percent (100%) of the outstanding shares of capital stock of PCAKC, have approved the Merger; and

     WHEREAS, RTC, the RTC Subsidiary, PCAKC and the Individuals desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests".

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                  The Merger
                                  ----------

     SECTION 1.01.  The Merger.  Upon the terms and subject to the conditions
                    ----------
set forth in this Agreement and in accordance with the Florida General Corporation Act (the "FGCA") and the Delaware General Corporation Law (the "DGCL"), PCAKC shall be merged with and into the RTC Subsidiary at the Effective Time of the Merger (as defined in Section 1.03). Following the Effective Time of the Merger, the separate corporate existence of PCAKC shall cease and the RTC Subsidiary shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of PCAKC in accordance with the FGCA and the DGCL.

     SECTION 1.02.  Closing.  The closing of the Merger (the "Closing") will
                    -------
take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver by all parties hereto of the conditions set forth in Sections 6.01 and satisfaction or waiver of the conditions set forth in Sections 6.02 and 6.03) shall be no later than the earlier of the second business day after satisfaction of the conditions set forth in Section 6.01, or July 23, 1996, unless another date or place is agreed to in writing by the parties hereto.

     SECTION 1.03.  Effective Time of the Merger.  Subject to the provisions of
                    ----------------------------
this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI (to the extent permitted therein), the parties shall file the certificates of merger, articles of merger or other appropriate documents (collectively, the "Certificates of Merger") executed in accordance with the relevant provisions of the FGCA and the DGCL and shall make all other filings or recordings required under the FGCA and the DGCL. The Merger shall be deemed effective as of 11:59 p.m. on the date such Certificates of Merger are duly filed with the Secretary of State of the States of Florida and Delaware, or at such other time as RTC, the RTC Subsidiary, PCAKC and the Individuals shall agree should be specified in the Certificates of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time of the Merger").

     SECTION 1.04.  Effects of the Merger.  The Merger shall have the effects
                    ---------------------
set forth in Section 607.1106 of the FGCA and in Section 259 of the DGCL.

     SECTION 1.05.  Articles of Incorporation and By-laws. (a) The Certificate
                    -------------------------------------
of Incorporation of the RTC Subsidiary as in effect immediately prior to the Effective Time of the Merger shall be the Certificate of Incorporation of the Surviving

Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The by-laws of the RTC Subsidiary as in effect at the Effective Time of the Merger shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.06.  Directors.  The directors of the RTC Subsidiary at
                    ---------
the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.07.  Officers.  The officers of the RTC Subsidiary at the
                    --------
Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                  ARTICLE II

               Effect of the Merger on the Capital Stock of the
               ------------------------------------------------
              Constituent Corporations; Exchange of Certificates
              --------------------------------------------------

      SECTION 2.01. Effect on Capital Stock.  As of the  Effective Time
                    ------------------------
of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of PCAKC Common Stock or any shares of capital stock of the RTC Subsidiary:

          (a)  Capital Stock of Subsidiary.  Each issued and outstanding share
               ---------------------------
of capital stock of the RTC Subsidiary shall remain issued and outstanding.

          (b)  Cancellation of Treasury Stock.  Each share of PCAKC Common Stock
               ------------------------------
that is owned by PCAKC or by any subsidiary (as defined in Section 8.03 hereof) of PCAKC shall automatically be cancelled and retired and shall cease to exist, and no RTC Common Stock or other consideration shall be delivered in exchange therefor.

          (c)  Conversion of PCAKC Common Stock.  All of the issued and
               --------------------------------
outstanding shares of PCAKC Common Stock (other than shares to be cancelled in accordance with Section 2.01(b)) shall be converted into the right to receive an aggregate of the Total Shares (as defined below). As of the Effective Time of the Merger, all such shares of PCAKC Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of PCAKC Common Stock shall cease to have any rights with respect thereto, except the right to receive that number of shares of RTC Common Stock to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.02. For purposes herein the term "Total Shares" shall be deemed the number of shares of RTC Common Stock obtained by dividing 10,600,000 by the average closing price per share of RTC Common Stock for the five (5) business days immediately prior to the Effective Time of the Merger.

     SECTION 2.02.  Exchange of Certificates.   At the Closing, the
                    ------------------------
Individuals as the holders of one hundred percent (100%) of the outstanding shares of PCAKC Common Stock shall deliver to the RTC Subsidiary the certificates for cancellation that immediately prior to the Effective Time of the Merger represented all of the outstanding shares of PCAKC Common Stock (collectively, the "Certificates") duly endorsed for transfer by the Individuals. Upon delivery by the Individuals to the RTC Subsidiary of the Certificates so endorsed and such other documents as may reasonably be required by the RTC Subsidiary, the Individuals, as the sole holders of shares of PCAKC Common Stock, shall be entitled to receive in exchange therefor a certificate representing that number of shares, rounded to the nearest whole share, of RTC Common Stock which such Individuals as such holders have the right to receive pursuant to the provisions of this Article II, and each of the Certificates so surrendered shall forthwith be cancelled. As of the Effective Time of the Merger, the RTC Subsidiary shall cause to be issued in the name of the Individuals as the sole holder of shares of PCAKC Common Stock a certificate representing the Total Shares in exchange for the Certificates.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01   Representations and Warranties of PCAKC and the Individuals.
                    -----------------------------------------------------------
PCAKC and the Individuals hereby jointly and severally represent and warrant to RTC and the RTC Subsidiary as follows:

          (a)  Corporate Existence and Power.  PCAKC is a corporation duly
               -----------------------------
incorporated, validly existing and in good standing under the laws of the State of Florida and has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted and currently proposed to be conducted. PCAKC does not conduct business in any State other than Florida.

          (b)  Corporate Authorization.  The execution, delivery and performance
               -----------------------
by PCAKC of this Agreement and the consummation by PCAKC of the Merger and other transactions contemplated by this Agreement are within PCAKC's corporate power and authority, and have been
duly authorized by all necessary corporate action.   PCAKC's Board of Directors
has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interest of the Individuals as the sole shareholders of PCAKC, (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) unanimously resolved to recommend approval and adoption of this Agreement and the Merger by the Individuals as the sole shareholders of PCAKC. The Individuals, as the sole shareholders of PCAKC have approved this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by PCAKC and constitutes a valid and binding obligation of PCAKC, enforceable against PCAKC in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and of general principles of equity, whether applied by a court of law or equity.

          (c)  Governmental Authorization.  The execution, delivery and
               --------------------------
performance by PCAKC and the Individuals of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by the Individuals and PCAKC do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any governmental or regulatory body, court, agency, official or authority (each, a "Governmental Authority"), other than the compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), such ownership and control disclosure forms and approvals as may be required under federal and state programs for health care benefits, health care and licensure laws and regulations applicable to the Individuals, PCAKC, RTC, and the RTC Subsidiary, and routine filings with the Secretary of State of the States of Delaware and Florida necessary to consummate the Merger and as disclosed in Schedule 3.01(c).
                               ----------------

          (d)  Non-Contravention.  The execution, delivery and performance by
               -----------------
the Individuals and PCAKC of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by the Individuals and PCAKC do not and will not, with or without the giving of notice, the lapse of time or both: (i) assuming compliance with the provisions of Section 3.01(c) above contravene or conflict with the matters referred to in Section 3.01(c), contravene or conflict with the certificate of incorporation or by-laws of PCAKC, (ii) assuming compliance with the matters referred to in Section 3.01(c), contravene or conflict or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree currently in effect and binding upon or applicable to PCAKC, except for those violations that may be the subject of claims for indemnification under Section 5.03(a)(i)(C) hereof, (iii) to the knowledge of PCAKC or Individuals require any consent, approval or other action by any person, contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of PCAKC or to a loss of any benefit to which PCAKC is entitled, under any provision of (A) any agreement, contract, indenture, lease or other instrument binding upon PCAKC or (B) assuming compliance with the matters referred to in Section 3.01(c), any license, franchise, permit or other similar authorization held by PCAKC or (iv) result in the creation or imposition of any mortgage, pledge, security interest, lien, claim, charge, restriction, encumbrance or assessment of any kind (each, a "Lien") on any asset of PCAKC.

          (e)  Capitalization.  The authorized capital stock of PCAKC is as
               --------------
follows: (A) 6,000 shares which have been designated as common stock, $1.00 par value per share (the "Shares"), of which 2,000 shares are issued and outstanding and no shares are held in the treasury of PCAKC. All issued and outstanding shares of PCAKC are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive, first refusal or other subscription rights of any shareholders of PCAKC or any other person. Other than the Shares, there are no outstanding (i) shares of capital stock or other voting securities of PCAKC, (ii) securities of PCAKC convertible into or exchangeable for shares of capital stock or voting securities of PCAKC or (iii) options, warrants, exchange rights, subscriptions rights or other agreements, commitments or rights to purchase or otherwise acquire from PCAKC, or agreements, commitments or obligations of PCAKC to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of PCAKC (the items in clauses (i), (ii) and (iii) being referred to collectively as the "PCAKC Securities"). There are no outstanding obligations of PCAKC to sell, issue or deliver, or to repurchase, redeem or otherwise acquire, any PCAKC Securities. Schedule 3.01(e) sets forth a true and complete
                                ----------------
list of the record and, to the best knowledge of the Individuals and PCAKC, the beneficial, owners of all PCAKC Securities.

          (f)  Subsidiary.  PCAKC does not hold or own, directly or indirectly,
               ----------
any capital stock or other equity securities of any other corporation nor does it have any direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity. Except as set forth in Schedule 3.01(f), the Individuals do not hold or own, directly or indirectly, fifty percent (50%) or more of the capital stock or other equity securities of any corporation nor do they, individually or collectively, have any direct or indirect equity or ownership interest in any association, partnership, joint venture, venture or other entity.

          (g)  Financial Statements.  The Individuals and PCAKC have previously
               --------------------
delivered to RTC and the RTC Subsidiary the following financial statements (collectively, the "Financial Statements"):

               (i) the unaudited balance sheet of PCAKC as of December 31, 1995 (the "Unaudited Balance Sheet"), and the related statements of operations, and stockholders' equity for the year ended December 31, 1995; and

              (ii) the unaudited balance sheets and income statements of PCAKC as of December 31, 1993, 1994 and 1995 and the six month period ended June 30, 1996 (collectively the "Unaudited Balance Sheets") and the related statements of operations for the years then ended; and

             (iii) to the extent completed before the date hereof, a correct and complete copy of HCFA Form 265, Renal Dialysis Facility Statistical Data, for the Facilities listed on Schedule 3.01(j) for the year ended December 31,
                             ----------------
1995.

     Each of the Financial Statements has been prepared, to the extent applicable, substantially in accordance with generally accepted accounting principles applied on a consistent basis both as to classification of items and amounts (except as may be indicated therein, excluding any notes thereto, excluding accrued benefits and taxes, and except that management has elected to omit substantially all of the disclosures and statements of retained earnings and cash flows required by generally accepted accounting principles); and fairly presents the financial position of PCAKC for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments, which adjustments will not be material in amount or in effect). Except as may be set forth in the Financial Statements, all of the revenues and expenses of PCAKC reflected in the Financial Statements were derived or incurred in the ordinary course of business of PCAKC. The account records underlying the Financial Statements accurately and fairly reflect, in reasonable detail, the transactions of PCAKC and PCAKC's books of account have been maintained substantially in accordance with generally accepted accounting principles applied on a consistent basis. Except as set forth in Schedule 3.01(g), all accounts, notes and other receivables of PCAKC as reflected in the Financial Statements as of June 30, 1996, are valid and enforceable, and are not subject to any valid defense, set off, counterclaim or claim for returns or refunds, and are collectible substantially in full in accordance with their terms in the ordinary course of business of PCAKC, except to the extent of any reserves therefor reflected on the Financial Statements or taken in the ordinary course of business consistent with past practice that in the aggregate will not a have material adverse effect upon the financial condition, results of operation, business, properties, assets, operations or prospects ("Material Adverse Effect") on PCAKC. All amounts previously collected by PCAKC in respect of accounts, notes and other receivables of PCAKC are not subject to any valid defense, set off, counterclaim or claim for returns or refunds, except for the right of the Medicare and Medicaid programs to reopen cost reports, adjust open cost reports and claim refunds against other amounts payable, in which cases PCAKC has the unrestricted right to pursue all available appeals of any such reopening, adjustment or claim, or as reflected in the Financial Statements.

          (h)  Absence of Undisclosed Liabilities; Solvency.
               --------------------------------------------

               (i) Other than potential liabilities for which claims of indemnification can be made under Section 5.03(a)(i)(C) hereof, PCAKC has no liabilities or obligations, except those liabilities or obligations that are (a) fully reflected or adequately reserved against in the Financial Statements, (b) disclosed in this Agreement or in the Schedules hereto, or (c) incurred in the ordinary course of business consistent with past practice since December 31, 1995, that, individually or in the aggregate, do not have a Material Adverse Effect on PCAKC. Other than potential liabilities for which claims of indemnification can be made under Section 5.03(a)(i)(C) hereof, there is no basis for any assertion against PCAKC of any liability or obligation of any nature or in any amount not (d) fully reflected or adequately reserved against in the Financial Statements, (e) disclosed in this Agreement or in the Schedules hereto, or (f) incurred in the ordinary course of business consistent with past practice since December 31, 1995, that individually or in the aggregate would have a Material Adverse Effect on PCAKC. For the purposes of this Agreement the phrase "liabilities or obligations" shall include any direct or indirect indebtedness, claim, loss, damage, deficiency, (including deferred income tax and other net tax deficiencies), cost, expense, obligation, guarantee, or responsibility, whether accrued, absolute or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured;

               (ii) PCAKC is solvent, having assets which at a fair valuation exceed its liabilities, and PCAKC is able to meet its debts as they mature and will not become insolvent as a result of the transactions contemplated hereby. PCAKC is not entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud any entity to which it is indebted.

          (i)  Properties.  All of the assets and properties of PCAKC as of the
               ----------
date thereof are reflected on the Unaudited Balance Sheets, and PCAKC has good, valid and marketable title to all of its assets and properties, whether real, personal or mixed, tangible or intangible, including equipment necessary to operate the dialysis facilities in a manner consistent with past practices, free and clear of all Liens, except for those created or allowed to be suffered by RTC and except for the following: (a) Liens for current Taxes not delinquent or being contested in good faith by appropriate proceedings and (b) Liens listed on
Schedule 3.01(i).
- ----------------

          (j)  Real Property. Set forth on Schedule 3.01(j) is an accurate and
               -------------               ----------------
complete list and summary description of all real property including, without limitation, all dialysis facilities, and all other healthcare facilities currently owned, leased or operated by PCAKC or any of its affiliates (collectively, the "Facilities") and, except as set forth on Schedule 3.01(j)
                                                              ----------------
or Schedule 3.01(d), none of the described leases require any consent to the
   ----------------
transactions contemplated by this Agreement. To the knowledge of PCAKC, there exist no physical defects or conditions which would materially interfere with or prevent the real properties' use and occupancy as dialysis facilities or dialysis equipment and supply entities in compliance with law. The Facilities are certified under the conditions of coverage and participate in the federal Medicare program as ESRD facilities providing the ESRD services indicated on
Schedule 3.01(j).  PCAKC has made available for review by RTC and the RTC
         -------
Subsidiary complete and correct copies of all surveys, reports or deficiency notices concerning the Facilities by the Medicare program and the Florida state survey agencies and Renal Disease Programs. The Medicare certifications of the Facilities are in full force and effect and no violation of the conditions and standards of coverage, participation or certification exist and no event or circumstances exist (other than the performance of an obligation not yet due) which with the giving of notice or passage of time would constitute a violation. PCAKC has previously delivered to RTC and the RTC Subsidiary accurate and complete copies of all leases listed and described on Schedule 3.01(j). PCAKC
                                                       ----------------
has possession of each of the aforementioned properties and no event has occurred which, with the lapse of time or action by a third party, could result in a default under any of the described leases. All rents or other payment obligations which have become due in respect of each of such leased properties have been paid, PCAKC has complied in all respects with its obligations under the said leases to which it is a party and has not received any notice of any breach of its obligations under any covenants, agreements, statutory requirements, planning consents, by-laws, orders and regulations affecting any of such properties (whether owned or leased), their use and any business of PCAKC there carried on.

          (k)  Condition of Tangible Assets.  All tangible property, including
               ----------------------------
the real property and structures thereon, of PCAKC is being provided "as is", except for matters for which claims for indemnification can be made under
Section 5.03(a)(i)(C) hereof and Environmental Liabilities, the operation and use of such property in the businesses of PCAKC conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates. Schedule 3.01(k) contains a complete and accurate list
               ----------------
identifying and specifying the location of all tangible assets used in the businesses of PCAKC.

          (l)  Proprietary Rights.  PCAKC owns, possesses or lawfully uses all
               ------------------
patents, patent applications, trademarks, trademark applications, service marks, trade names, franchises, permits, copyrights and copyright registrations, used in its business (collectively, the "Patents and Trademarks"). Set forth on
Schedule 3.01(l) is an accurate and complete list of all the material Patents
- ----------------
and Trademarks. The Individuals and PCAKC have no knowledge of any claim or reason to believe that PCAKC or any of its affiliates is or may be infringing on or otherwise acting adversely to the rights of any person under or in respect of any patent, patent application, trademark, trademark application, service mark, trade name, franchise, permit, copyright and copyright registration. Except for the Contracts, the Individuals and PCAKC are not obligated or under any liability to make any payment by way of royalties, fees, or otherwise to any owner or licensee of, or other claimant to, any patent, patent application, trademark, trademark applications, service mark, trade name, franchise, permit, copyright or copyright registration with respect to the use thereof, in connection with the conduct of its business, or otherwise.

          (m)  Absence of Certain Changes.  Except as set forth on Schedule
               --------------------------                          --------
3.01(m), since December 31, 1995, the business of PCAKC  has been conducted in
- -------
the ordinary course consistent with past practices and there has not been:

               (i) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to result in or have a Material Adverse Effect on PCAKC;

              (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of PCAKC, or any repurchase, redemption or other acquisition by PCAKC of any outstanding shares of capital stock or other securities of, or other equity or ownership interests in, PCAKC;

             (iii) any amendment of any term of any outstanding security of PCAKC;

              (iv) any incurrence, assumption or guarantee by PCAKC of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in any event not exceeding an aggregate of $10,000 for PCAKC;

               (v) any creation or assumption by PCAKC of any Lien on any asset;

              (vi) any making of any loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions to or investments in a wholly owned subsidiary made in the ordinary course of business consistent with past practices;

             (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of PCAKC having a Material Adverse Effect on PCAKC;

            (viii) any acquisition of any capital asset or any other investment for aggregate consideration in excess of $10,000;

              (ix) any sale, lease, pledge, transfer or other disposition of any capital asset for aggregate consideration in excess of $10,000;

               (x) any transaction or commitment made, or any contract or agreement entered into, by PCAKC relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by PCAKC of any contract or other right, other than transactions, commitments and relinquishments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

              (xi) except as may result on account of the Merger, any change in the method of accounting or accounting practice by PCAKC;

             (xii) any (A) grant of any severance or termination pay to any director, officer or employee of PCAKC, (B) entering into of an employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee or PCAKC, (C) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements or (D) change in compensation, bonus or other benefits payable to directors, officers or employees of PCAKC, other than increases in the ordinary course of business and consistent with prior practices, of the compensation of the employees of PCAKC;

            (xiii) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of PCAKC, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of PCAKC; or

             (xiv) any agreement, undertaking or commitment to do any of the foregoing.

          (n)  Litigation.  There is no claim, action, suit, arbitration,
               ----------
investigation or legal, administrative or other proceeding (collectively, "Claims and Litigation") pending against or, to the best knowledge of the Individuals and PCAKC, threatened against or affecting, PCAKC or any of its properties or assets before any court or arbitrator or any Governmental Authority. PCAKC is not subject to any judgment, order or decree entered in any lawsuit or proceeding or issued by any Governmental Authority. Schedule
                                                                 ---------
3.01(n) is a complete and correct list of all Claims and Litigation involving
- -------
PCAKC during the past three (3) years. PCAKC has made available for review by RTC and the RTC Subsidiary complete and correct copies of all incident reports concerning the employees and patients of the Facilities for the past three (3) years.

          (o)  Material Contracts.  (i) Except for the agreements, contracts,
               ------------------
plans, leases, arrangements and commitments, oral or written, formal or informal, disclosed in Schedule 3.01(o) (collectively, "Contracts"), PCAKC is
                        ----------------
not a party to or subject to:

               (A) any lease (1) of real estate, including leases of outpatient clinics and other health care or renal dialysis facilities; or (2) that provides for annual payments of $10,000 or more or that is not terminable by PCAKC upon notice of thirty (30) days or less without penalty or liability to PCAKC;

               (B) any contract for the purchase of materials, supplies, goods, services, equipment or other assets that provides for annual payments by PCAKC of $10,000 or more, or that is not terminable by PCAKC which is a party thereto or its subsidiary upon notice of thirty (30) days or less without penalty or liability to PCAKC;

               (C) any agreement pursuant to which PCAKC provides outpatient dialysis treatment or inpatient dialysis treatments under arrangements with hospitals, or the management of outpatient renal dialysis treatment or the provision of dialysis personnel services, equipment and supplies, physician services, laboratory testing and drugs or any related ancillary services;

               (D) any partnership, joint venture or other similar contract, arrangement or agreement;

               (E) any contract or guarantee (other than endorsements of negotiable instruments in the ordinary course of business) relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except contracts or guarantees relating to indebtedness incurred in the ordinary course of business in an amount not exceeding an aggregate of $30,000;

               (F) any license agreement, franchise agreement or agreement in respect of similar rights granted to or held by PCAKC;

               (G) any agency, dealer, sales representative or other similar agreement;

               (H) any contract or other document that substantially limits the freedom of PCAKC to compete in any line of business or with any person or in any area or which would so limit the freedom of PCAKC after the Closing Date;

               (I) any contract or participation agreement with Medicare, Medicaid, Blue Cross, or any other payor, health maintenance organization, preferred provider organization or self-insured employer or any third party payor or state kidney disease program;

               (J) any employment contract or any contract with any physician, therapist and other medical or professional personnel or entity supplying physician, dialysis or medical or professional personnel services;

               (K)  any contract for services other than those described in
Schedule 3.01(o) or elsewhere herein, including personnel services, equipment
- ----------------
and supplies, laboratory testing and drugs, physician services, pharmacy, diagnostic or facility management services, that provides for annual payments by or to PCAKC of $10,000 or more, or that is not terminable by PCAKC which is a party thereto or its subsidiary upon notice of thirty (30) days or less without penalty or liability to PCAKC; or

               (L) any other contract or commitment not made in the ordinary course of business and not exceeding annual payments of $5,000.00 or more to or by PCAKC.

          (ii) Each Contract is a valid and binding agreement of PCAKC and is in full force and effect except as may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and of general principles of equity, whether applied by a court of law or equity, and PCAKC is not in default or breach under the terms of any Contract.

         (iii) Except as disclosed in Schedule 3.01(o), there is no Contract
                                      ----------------
to which PCAKC is a party to or is bound (i) to provide any services to any person for less than the standard published prices or rates of PCAKC, or (ii) to return or repay to any person any amounts received or to forego collection of accounts receivable, from any person in consideration of the performance of any services.

          (iv) Except as disclosed in Schedule 3.01(o), PCAKC is not a party to any agreement with any of its security holders or option holders, or any affiliate thereof nor is any security holder or option holder of PCAKC a party to any agreement with any other such security holder or option holder relating to PCAKC or any of its securities.

           (v) The copies of the Contracts delivered to RTC and the RTC Subsidiary set forth the entire agreement between the parties thereto pertaining to the subject matter contained therein and are correct and complete. There are no other agreements, representations or understandings between or among PCAKC and the parties to the Contracts except as set forth in the Contracts.

          (vi) PCAKC has not received any notice that any party to the Contracts intends to terminate any of the Contracts or to exercise or not to exercise any option under any Contract.

          (p)  Taxes.  (i)(1) All Tax (as defined in subsection 3.01(p)(iv)
               -----
below) returns, declarations, statements, reports, elections and forms including estimated tax returns and reports and information returns and reports) required to be filed with any Taxing Authority (as defined in subsection 3.01(p)(v) below) with respect to the Pre-Closing Tax Period (as defined in subsection 3.01(p)(iii) below) by or on behalf of PCAKC (collectively, the "Returns") have been or will be filed when due in accordance with all applicable laws; (2) as of the time of filing, the Returns were (and, as to any Returns not filed as of the date hereof, will be) accurate and complete in all material respects; (3) PCAKC has timely paid, or withheld and remitted to the appropriate Taxing Authority, all Taxes shown as due and payable on the Returns that have been filed; (4) none of the Returns filed with respect to the taxable years ended on and before December 31, 1995 of PCAKC ending prior to the date of this Agreement have been audited and/or examined by any Taxing Authority; (5) PCAKC is not delinquent in the payment of any Tax or has requested any extension of time within which to file or send any Return, which Return has not since been filed or sent; (6) PCAKC and any member of any affiliated or combined group of which PCAKC is or has been a member has not granted any extension or waiver of the limitation period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired; (7) there is no claim, audit, action, suit, proceeding or investigation now pending or, to the best knowledge of the Individuals and PCAKC, threatened against or with respect to PCAKC in respect of any Tax or Tax Return; (8) none of the property owned or used by PCAKC as lessor is subject to a lease, other than a "true" operating lease for tax purposes; (9) none of the property owned by PCAKC is "tax-exempt use property" within the meaning of Section 168(h) of the Code;
(10) PCAKC has not (A) been a member of an affiliated group other than one of which PCAKC was the common parent, or (B) filed or been included in a combined, consolidated or unitary Return other than one filed by PCAKC; (11) PCAKC will not be as of the Effective Time of the Merger under any contractual obligation to pay the Tax obligations of any other person, or to pay the Tax obligations with respect to transactions relating to any other period, or to indemnify any other person with respect to any Tax as of the Effective Time of the Merger;
(12) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of PCAKC; (13) all elections with respect to Taxes affecting PCAKC are set forth in Schedule 3.01(p) and, after the date hereof,
                                 -----------------
no election with respect to Taxes will be made without the prior written consent of RTC; (14) PCAKC has not agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code other than any adjustment arising as a result of the transactions contemplated herein; (15) PCAKC is not a party to any agreement (including employment agreements), contract, arrangement or plan that has resulted (with respect to (A) below) or could result (with respect to (A) and (B) below), separately or in the aggregate, upon termination thereof or otherwise, in the payment of (A) any "excess parachute payments" within the meaning of Section 280G of the Code or (B) any "applicable employee remuneration" that is not deductible under Section 162(m) of the Code; and (16) the transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of subchapter A of Chapter 3 of the Code or any other provision of law.

               (ii) Schedule 3.01(p) contains a list of states, territories and
                    ----------------
jurisdictions (whether foreign or domestic) to which any Tax is properly payable by PCAKC.

              (iii) "Pre-Closing Tax Period" means any tax year (or a portion thereof) ending before the Effective Time of the Merger.

               (iv) "Tax(es)" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, capital, paid-up capital, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount with respect thereto.

               (v) "Taxing Authority" means any governmental authority responsible for the imposing of any Tax.

          (q)  Insurance Coverage.  Schedule 3.01(q) sets forth an accurate and
               ------------------   ----------------
complete list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of PCAKC. There is no claim by PCAKC pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and PCAKC has otherwise complied with the terms and conditions of all such policies and bonds. Such policies of insurance or bonds (or other policies or bonds providing substantially similar insurance coverage) have been in effect for the entire period of operation of the Facilities and remain in full force and effect. To PCAKC's knowledge, such insurance is adequate to cover all reasonably foreseeable risks associated with the business of PCAKC and is in such amounts, with such deductibles and with such other terms as is prudent for a business such as that of PCAKC and consistent with its claim history for the businesses with respect to risks normally insured against by similar businesses. Except as set forth on Schedule 3.01(q), PCAKC does not know of any threatened termination of, or has received written notice of, any premium increase with respect to, any of such policies or bonds.

          (r)  Compliance with Laws; No Defaults.  Except as set forth on
               ---------------------------------
Schedule 3.01(r), other than potential liabilities for which claims of
- ----------------
indemnification can be made under Section 5.03(a)(i)(C) hereof, PCAKC is not in violation of, and since December 31, 1995 has not violated, any applicable provisions of law, statute, ordinance, regulation, judgment, order, injunction, permit, license, certificate or other authorization, or its governing instruments, which violation, individually or in the aggregate, could have a Material Adverse Effect on PCAKC.

          (s)  Finder's Fees.  There is no investment banker, broker, finder or
               -------------
other intermediary (except legal counsel) that has been retained by or is authorized to act on behalf of PCAKC who might be entitled to any fee or commission from RTC, the RTC Subsidiary, PCAKC or any other person upon consummation of the transactions of this Agreement.

          (t)  Employees.  Schedule 3.01(t) is a complete and correct list of
               ---------   ----------------
names of all employees of PCAKC stating the rates or terms of compensation, and health and life benefits of each of the employees (the "Employees"). PCAKC is not a party to any collective bargaining or labor agreement or arrangement. There is no work stoppage pending or threatened with respect to the operation of the respective business or Facilities of PCAKC, and no application for certification as a collective bargaining agent with respect to PCAKC is pending or anticipated.

          (u)  Physicians.  Schedule 3.01(u) is a complete and correct list
               ----------   ----------------
("Physician List") of all physicians or groups of physicians ("Physician(s)") attending or admitting patients to any facility operated by PCAKC.

          (v)  Patients.  PCAKC will provide at Closing, subject to applicable
               --------
law, a complete and correct list ("Patient List") dated as of July 22, 1996 of all end stage renal disease ("ESRD") patients ("Patients") of the Facilities indicating the age of each Patient, the type of service provided to each Patient and the current utilization rate of such service. All Patients covered by Medicare have elected Method I reimbursement. No patient or group of patients, whose transfer in the aggregate would reduce the total number of Registered Patients below one hundred fifty-two (152) has threatened or indicated an intention to transfer from any of the Facilities.

          (w)  Inventory and Supplies.  The inventory and supplies of PCAKC
               ----------------------
consists of items of a quality and quantity usable in the ordinary course of PCAKC's business and is no less inventory and supplies than is maintained by PCAKC in the ordinary course of its business consistent with past practice.

          (x)  Environmental Matters.  (i) Except as disclosed on Schedule
               ---------------------                              --------
3.01(x),
- -------

               (A) no written, or to the best knowledge of PCAKC and the Individuals oral notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of the Individuals and after due inquiry, threatened by any governmental entity or other person with respect to any (A) alleged violation by PCAKC of any Environmental Law (as defined below) or liability thereunder, (B) alleged failure by PCAKC to have any permit, certificate, license, approval, registration or authorization required under any Environmental law in connection with the conduct of its business or (C) Release of Hazardous Substances;

               (B) no polychlorinated biphenyls, radioactive material, urea formaldehyde, lead, asbestos, asbestos-containing material or underground storage tank (active or abandoned) in an amount or solution so as to violate Environmental Laws is or was deposited at any property now owned or leased by PCAKC since the date PCAKC was incorporated or, to the best knowledge of PCAKC and the Individuals at any time before; and

               (C)  there are no Environmental Liabilities (as defined below).

               (ii) There has been no environmental investigation, study, or audit, conducted of which PCAKC has possession or for which it has access in relation to the current or prior business of PCAKC or any property or facility now or previously owned or leased by PCAKC which has not been delivered to RTC and the RTC Subsidiary at least five (5) days prior to the date hereof.

              (iii) PCAKC has not transported or arranged for the transportation (directly) of any Hazardous Substance to any location which is listed or, to the best knowledge of the Individuals and PCAKC, proposed for listing on the National Priorities List under CERCLA, or on any similar state list or which is the subject of Federal, state or local actions regarding the release of hazardous substances or, to the best knowledge of PCAKC, other investigations which may lead to claims for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including but not limited to, claims under CERCLA or analogous state environmental clean-up laws.

               (iv) "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                (v) "Environmental Laws" means any and all laws or regulations, ordinances, judicial decisions, orders or permits relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or toxic, radioactive or hazardous substances, medical wastes or other wastes or the clean-up or other remediation thereof.

               (vi) "Environmental Liabilities" means all liabilities arising in connection with or in any way relating to the assets of PCAKC or PCAKC's use or ownership thereof, whether vested or unvested, contingent of fixed, actual or potential, which (i) arise under or relate to Environmental Laws or arise in connection with or relate to any matter disclosed or required to be disclosed in
Schedule 3.01(x) and (ii) arise from or relate in any way to actions of PCAKC
- ----------------
occurring before the Closing Date.

              (vii) "Hazardous Substance" means petroleum products or hazardous substances as defined in Section 101 of CERCLA.

             (viii)  "Release" has the meaning specified in 42  U.S.C.
(S)9601(22).

          (y)  Intercompany Arrangements, Conflicts.  (i) Except as set forth in
               ------------------------------------
Schedule 3.01(y), PCAKC does not own any note, bond, debenture or other indebtedness, or is otherwise a creditor, of any stockholder of PCAKC or any affiliates of such shareholder. There has not been any payment by PCAKC to any shareholder of PCAKC (except for compensation as employees of PCAKC which is otherwise permitted hereunder), or any other transaction between PCAKC and any shareholders of PCAKC or any affiliate of such shareholder since January 1, 1996.

               (ii) Except as set forth on Schedule 3.01(y), none of the
                                           ----------------
officers or directors of PCAKC (i) except for companies whose securities are publicly traded on a national exchange, has any direct or indirect interest in any entity which does business with PCAKC; (ii) has any direct or indirect interest in any property, asset or right which is used by PCAKC in the conduct of its business; or (iii) has any contractual relationship with PCAKC other than such relationships that arise from being an officer, director or shareholder of PCAKC.

          (z)  Employee Plans. (i) Schedule 3.01(z) attached hereto contains a
               --------------      ----------------
true, correct and complete list of all pension, incentive compensation, defined benefit, profit sharing, employee stock ownership, retirement, deferred compensation, welfare, insurance disability, bonus, vacation pay, severance pay, supplemental unemployment benefits, and other similar plans, programs, and agreements, whether reduced to writing or not, relating to any and all employees, former employees, their dependents or beneficiaries of PCAKC or maintained at any time by PCAKC or by any "PCAKC ERISA Affiliate" which shall mean any member of any controlled group of corporations, groups of trades or businesses under common control, or affiliated service group (as defined for purposes of Section 414(b), (c) and (m), respectively, of the Code) which includes PCAKC (the "Employee Plans") and, except as set forth on Schedule
                                                                  --------
3.01(z) attached hereto, PCAKC does not have with respect to such Employee Plans
- -------
any obligations, contingent or otherwise, past or present, under applicable law or the terms of any Employee Plan.

               (ii) Attached to Schedule 3.01(z) are true, correct and complete
                                ----------------
copies of all Employee Plans which have been reduced to writing and written descriptions of all Employee Plans which have not been reduced to writing, and all agreements, including trust agreements and insurance contracts, related to such Employee Plans, and the Summary Plan Description and all modifications thereto for each Employee Plan communicated to employees. With respect to each Employee Plan that is an "employee benefit plan", as such term is defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") PCAKC has previously delivered to RTC true, correct and complete copies of the Form 5500 and all schedules thereto, filed for the last three years where there has been a requirement to file such form.

               (iii) PCAKC has not been, nor is it now, the sponsor of, a participating employer in, or obligated to make contributions to any plan which is subject to Title IV of ERISA or the funding requirements of Section 412 of the Code.

               (iv) PCAKC has not been obligated to contribute to any "multiemployer plan," as such term is defined in Section 3(37) of ERISA.

               (v) Each Employee Plan and the sponsoring employers, administrators and fiduciaries of each Employee Plan have at all times complied in all material respects with the requirements of applicable law (including regulations and rulings thereunder) governing each Employee Plan, and each Employee Plan has been properly administered and registered in all material respects in accordance with all such requirements of law. No lawsuits or, to the best knowledge of the Individuals and PCAKC, complaints to, or by, any government agency have been filed or are pending with respect to any Employee Plan.

               (vi) No Employee Plan, PCAKC and none of PCAKC's ERISA Affiliates, or any "party in interest" or "disqualified person" (as such terms are defined in Section 3 of ERISA, and Section 4975 of the Code) with respect to any Employee Plan has taken any action (including the making of any investment), or failed to take any action, that could subject any of them or any other person to any liability for any tax or for breach of fiduciary duty with respect to or in connection with any Employee Plan.

               (vii) No Employee Plan, administrator or fiduciary of any Employee Plan, or PCAKC has any liability under any provision of any applicable law by reason of any communication or failure to communicate with respect to or in connection with any Employee Plan, or any filing or failure to file with any governmental entity.

               (viii) No Employee Plan, administrator or fiduciary of any Employee Plan, none of PCAKC and none of PCAKC's ERISA Affiliates has any liability to any plan participant, beneficiary or other person under any provision of any applicable law by reason of any payment of benefits or other amounts or failure to pay benefits or any other amounts, or by reason of any credit or failure to give credit for any benefits or rights (such as, but not limited to, vesting rights) with respect to benefits under or in connection with any Employee Plan, other than benefit claims in the normal administration of each Employee Plan. PCAKC is not delinquent or in arrears on any amounts owed to, or with respect to any contributions under, any Employee Plan.

               (ix) No person is a participant in, or eligible for participation (without regard to age or service) in, any Employee Plan who is not a present or former employee of PCAKC or a PCAKC ERISA Affiliate or a beneficiary of such an employee.

               (x) None of the Employee Plans provides for continuing accrual of benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment with PCAKC or one of PCAKC's ERISA Affiliates except as mandated by Section 4980B of the Code and Sections 601 et. seq. of ERISA.

               (xi) Each Employee Plan and all amendments thereto intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501(a) of the Code, and copies of all determination letters with respect to each such Employee Plan have been previously delivered by PCAKC to RTC, and nothing has since occurred, or will occur prior to the Closing Date, which might cause the loss of such qualification or exemption, no such Employee Plan has been operated in a manner which would cause it to be disqualified in operation, and all such Employee Plans have been administered in material compliance with and consistent with all applicable requirements of the Code and ERISA, including, without limitation, all reporting and disclosure requirements.

               (xii) Nothing expressed or implied herein shall confer upon any past or present employee of PCAKC, his or her representatives, beneficiaries, successors and assigns, nor upon any collective bargaining agent, any rights or remedies of any nature, including, without limitation, any rights to employment or continued employment with PCAKC, RTC, the RTC Subsidiary or any successor or affiliate thereto.

               (xiii) PCAKC has materially complied with the applicable requirements of Section 4980B of the Code and Sections 601 et. seq. of ERISA.

          (aa) Cost Reports. All of the Medicare and Medicaid cost reports for
               ------------
the years ended December 31, 1992, 1993, 1994 and 1995 filed with respect to each of the Facilities have previously been made available for review by PCAKC to RTC and the RTC Subsidiary (collectively, the "Cost Reports"), and are true and correct in all material respects and present fairly the cost of PCAKC's operations at the relevant health care facility for the respective periods then ended in substantial conformity with state and federal law. PCAKC has filed all cost reports required to have been filed for Medicare, Medicaid and, where applicable, Blue Cross.

          (bb) Licenses and Certification.  Schedule 3.01(bb) sets forth a
               --------------------------   -----------------
complete list of all material licenses, certifications, accreditations, consents, permits, approvals and certificates of need including, without limitation, all Medicare, Medicaid and state health care facility licenses, permits, certifications and governmental approvals that are necessary for, or held and used in connection with the operation of each Facility owned, leased or operated by PCAKC specifying with respect to each such license, permit, certification and governmental approval the location and size of each part of the applicable Facility so licensed or certified. Each Facility is certified by the appropriate state and federal authorities for the applicable Medicare and Medicaid program, and such Facility is licensed to operate under the laws of the state in which it is located, and all licenses, permits, certifications and governmental approvals that are materially necessary to operate such Facility are valid, current and in good standing. None of the Facilities has incurred or committed for expenditures requiring certificates of need but for which certificates of need have not been duly obtained. Attached to Schedule 3.01(bb)
                                                               -----------------
is a true and correct copy of all governmental licenses, permits and certificates of need with respect to each Facility.

          (cc) Reimbursement Claims.  PCAKC has not made any claim for
               --------------------
reimbursement under Medicare, Medicaid or any other payor programs without a substantial basis for such claim other than billing errors occurring in the ordinary course of business which billing errors have not had and will not have a Material Adverse Effect on PCAKC or RTC Subsidiary. PCAKC has not received any notice that any Medicare, Medicaid or any other payor programs have any claims against it that could result in a net offset against past or future reimbursement. PCAKC has no liability for any overpayment, refund, discount or adjustment ("Overpayment") in connection with Medicare, Medicaid or any other reimbursement program or third party payer, except Overpayments customary in the business. No reimbursement program or payer has made or threatened any claim for any Overpayment. No Facility has ever claimed or received from the Medicare program reimbursement for bad debts. To the best knowledge of PCAKC and the Individuals, within the last five years, none of the employees of PCAKC (while acting in the capacity of an employee of PCAKC) has committed a violation of the Medicare and Medicaid fraud and abuse provisions of the Social Security Act or the Civil Monetary Penalties Law of the Social Security Act.

          (dd) Access to Books and Records.  All contracts of PCAKC with a value
               ---------------------------
or cost of $10,000 or more over a twelve-month period entered into or renewed since December 5, 1980, provide, or at the Effective Time of the Merger will provide, to the extent required by law in conformity with Section 2 of the Omnibus Reconciliation Act of 1980, P.L. 96499, for access to books and records of subcontractors of Medicare providers by the

Secretary of the Department of Health and Human Services.

          (ee) Inspection/Incident Reports.  (i) PCAKC has previously made
               ---------------------------
available for review by to RTC and the RTC Subsidiary true and complete copies of all inspection/incident reports received since December 31, 1992 from the state departments of health or other accreditation body of each state in which PCAKC operates a health care facility. PCAKC does not have any knowledge of any change in any of the Facilities since the date of such reports that would make any such reports inaccurate as of the date hereof.

               (ii) PCAKC has not received any notice of any claim, requirement or demand of any Governmental Authority, accreditation body, third party payor or any insurance body having or claiming any licensing, certifying, supervising, evaluating or accrediting authority over any health care or dialysis facility owned, leased or operated by PCAKC to rework or redesign such facility, its professional staff or its professional services, procedures or practices in any respect or to provide additional furniture, fixtures, equipment or inventory so as to make such facility conform to or comply with any applicable legal requirement.

          (ff) Medicare/Medicaid Participation/Accreditation.  All of the
               ---------------------------------------------
Facilities have a current and valid provider contract with the Medicare and Medicaid programs, if required, as an ESRD facility providing the ESRD services indicated on the Patient List, are in substantial compliance with the conditions of participation of such programs. PCAKC has not received notice from either the Medicare or Medicaid program of any pending or threatened investigations or surveys, and PCAKC does not have any reason to believe that any such investigations or surveys are pending, threatened or imminent. PCAKC has made available for review by RTC and the RTC Subsidiary complete and correct copies of all surveys, reports or deficiency notices concerning the Facilities by the Medicare program, the state survey agency, the Medicaid Program or the respective state's kidney disease program. The Medicare certification of each Facility is in full force and effect, and (i) no violation of the condition and standards of coverage, participation or certification exists, and (ii) no event or circumstances exist (other than failure to perform an obligation not yet due) which with the giving of notice or passage of time would constitute a violation.

               (ii)  Schedule 3.01(gg) sets forth a true and complete list of
                     -----------------
the rates currently charged for all services provided by PCAKC, and to PCAKC's knowledge all of which rates do not exceed the maximum allowable rate, if any, imposed by any applicable law or regulation. PCAKC does not have any rate appeal currently pending before any Governmental Authority or any administrator of any third party payor program or referral source.

          (gg) Utilization Reviews.  The most recent utilization reviews
               -------------------
relating to the Facilities by all applicable third party payors, accreditation bodies and Governmental Authorities and reviews or scrutiny by any managed care or utilization review companies have not had an adverse impact on the utilization of programs at any such Facility. No claims or assertions have been made in any utilization review in possession of PCAKC or to which PCAKC has access that any of the practices or procedures used at any such Facility are improper or inappropriate.

          (hh) Operating Constraints.  There are no government contracts,
               ---------------------
government permits or applicable legal requirements that require that a percentage of slots or stations in any programs at any of the Facilities be reserved for Medicaid or Medicare eligible patients or that any such facility provide a certain amount of welfare, free or charity care or discontinued or government-assisted patient care.

          (ii) Occupational Safety and Health.   PCAKC is in compliance with the
               ------------------------------
applicable federal, state and local laws relating to occupational safety and health, including, without limitation, the OSHA Bloodborne Pathogen Standard (29 C.F.R., 1910.130), and the general duty clause of the Occupational Safety and Health Act (29 U.S.C.(S)654), other than violations which individually or collectively would not have a Material Adverse Effect on PCAKC.

          (jj) RTC Common Stock Received; Lack of Registration Thereof;
               --------------------------------------------------------
Investment Intent.  Neither of the Individuals has any current plan or intention
- -----------------
to sell or otherwise dispose of more than fifty percent (50%) of the shares of RTC Common Stock to be received by him upon consummation of the Merger. The Individuals understand that (i) the shares of RTC Common Stock to be issued to the Individuals pursuant to the Merger will be issued under certain exemptions from the registration provisions of the Securities Act of 1933 (the "Securities Act"); (ii) the Individuals are acquiring the shares of RTC Common Stock without being furnished any offering literature or prospectus; (iii) the issuance of the shares of RTC Common Stock has not been examined by the Securities and Exchange Commission or by any agency charged with the administration of the securities laws of any state or other jurisdiction; and (iv) the Individuals have had the opportunity to review certain materials, including financial information, regarding RTC and the RTC Subsidiary and to ask questions of officers of the RTC regarding RTC and the RTC Subsidiary. Each of the Individuals represent and warrant that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the shares of RTC Common Stock and of making an informed investment decision with respect thereto. Each of the

Individuals understand that RTC is relying on the truth and accuracy of the representations, declarations and warranties made in this Section 3.01(kk) by the Individuals in issuing the shares of RTC Common Stock without having first registered the shares under the Securities Act or under the securities laws of any state or other jurisdiction. Each of the Individuals also confirms that (i) he understands that there are substantial restrictions on the transferability of the shares of RTC Common Stock he is to receive pursuant to the Merger and, accordingly, it may not be possible for him to liquidate his investment in the shares of RTC Common Stock in case of emergency and (ii) he is able to bear the economic risk of his investment in the shares and to hold the shares for an indefinite period of time. The shares of RTC Common Stock are being acquired by the Individuals in good faith solely for his own accounts, for investment purposes only, and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof. Neither of the Individuals has any contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the shares of RTC Common Stock, or any part thereof, and neither of the Individuals has any current plan to enter into any such contract, undertaking, agreement or arrangement. Each of the Individuals understands that the legal consequences of the foregoing representations and warranties are that he must bear the economic risk of his investment in the shares of the RTC Common Stock for an indefinite period of time because the shares have not been registered under the Securities Act.

          (kk) Sources of Revenue.  The sources of revenue of the business of
               ------------------
each Facility consist of reimbursement for dialysis services, items and supplies and related tests, studies, drugs, biologicals and blood provided by and through the Facilities. There are no other sources of revenue of the business of each Facility other than immaterial revenues associated with management services rendered on behalf of North Florida Artificial Kidney Center, Inc.

          (ll) Accounting Matters.  To the best knowledge of PCAKC and the
               ------------------
Individuals on the basis of the representations and warranties set forth in that certain pooling representation letter dated the date hereof addressed to Coopers and Lybrand, L.L.P., the terms of which are hereby incorporated by reference, neither the Individuals nor PCAKC have through the date of this Agreement taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby, or actions relating thereto, or any taken or agreed to be taken by RTC or any of the RTC Subsidiary) would prevent RTC from accounting for the business combination to be effected by the Merger as a pooling of interests.

          (mm) Pooling of Interests Accounting.  The Individuals
               -------------------------------
and PCAKC have consulted with Segers, Sowell & Stewart, P.A. as their independent accountants, regarding the availability of pooling of interests accounting for the transactions contemplated hereunder. Such independent accountants have reviewed the amounts and timing of salary, bonus and distribution payments to the Individuals during 1994, 1995 and 1996 (as set forth in Schedule 3.01(mm) hereto) and such independent accountants have not
         -----------------
stated to the Individuals any doubt that pooling of interests accounting will be available with respect to the transactions contemplated hereunder. The Individuals and PCAKC do not presently believe that the condition precedent contained in Section 6.01(c) hereof will not be capable of satisfaction or that the Individuals and PCAKC will be required to take any action pursuant to
Section 4.01(c)(ii) hereof.   The provisions of this Section 3.01(mm) are hereby
qualified to the extent that such independent accounts have not performed audits of PCAKC's financial statements and such independent accountants services on behalf of their clients have been limited to compilations of financial statements and tax return preparation.

          (nn) Material Misstatements or Omissions.  No representation or
               -----------------------------------
warranty by either the Individuals or PCAKC in this Agreement nor any documents, exhibits, certificates or schedules furnished to RTC or the RTC Subsidiary pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. The copies of all documents furnished to RTC or the RTC Subsidiary hereunder are true and complete copies of the originals thereof in all material respects.

     SECTION 3.02. Representations and Warranties of RTC and  the RTC
                   --------------------------------------------------
Subsidiary.  RTC and the RTC Subsidiary hereby represent and warrant to PCAKC as
- ----------
follows:

          (a)  Corporate Existence and Power.  Each of RTC and the RTC
               -----------------------------
Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted and proposed to be conducted. RTC is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect upon the financial condition, results of operations, business, properties, assets, operations or prospects of RTC or any of the RTC Subsidiary, individually or in the aggregate (a "Material Adverse Effect on RTC"). RTC has previously made available for inspection by the Individuals and to PCAKC true and complete copies of the certificates of incorporation and by-laws of RTC and the RTC Subsidiary, as currently in effect.

          (b)  Corporate Authorization.  The execution, delivery and performance
               -----------------------
by RTC and the RTC Subsidiary of this Agreement, and the consummation by RTC and the RTC Subsidiary of the Merger and other transactions contemplated by this Agreement, are within the corporate power and authority of RTC and the RTC Subsidiary, respectively, and have been duly authorized by all necessary corporate action. This Agreement has been duly and validly authorized, executed and delivered by RTC and the RTC Subsidiary and constitutes a valid and binding obligation of RTC and the RTC Subsidiary enforceable against RTC and the RTC Subsidiary in accordance with its terms.

          (c)  Governmental Authorization.  The execution, delivery and
               --------------------------
performance by RTC and the RTC Subsidiary of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by RTC and the RTC Subsidiary, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any Governmental Authority, other than compliance with any applicable requirements of the HSR Act, such ownership and disclosure forms and approvals as may be required under federal and state health care and licensure laws and regulations applicable to RTC, the RTC Subsidiary or any of their subsidiary, approvals required under the health care and licensure laws and regulations of the State of Florida, routine filings with the Secretary of State of the States of Delaware and Florida, necessary to consummate the Merger, and compliance with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act") and any applicable state securities and blue sky laws in connection with the offer, sale and delivery of the shares of RTC Common Stock to be issued in the Merger.

          (d)  Non-Contravention.  The execution, delivery and performance by
               -----------------
RTC and the RTC Subsidiary of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by RTC and the RTC Subsidiary, do not and will not, with or without the giving of notice, the lapse of time or other: (i) contravene or conflict with the certificates of incorporation or by-laws of RTC or any of the RTC Subsidiary, (ii) assuming compliance with the matters referred to in Section 3.02(c), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to RTC or any of the RTC Subsidiary, (iii) require any consent, approval or other action by any person, contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of RTC or any of the RTC Subsidiary or to a loss of any benefit to which RTC or any of the RTC Subsidiary is entitled, under any material provision of any material agreement, contract, indenture, any license, franchise, permit or other similar authorization held by RTC or any of the RTC Subsidiary, or any lease or other instrument binding upon RTC or any of the RTC Subsidiary, assuming compliance with the matters referred to in Section 3.02
(c), except for the consent of First Union National Bank of North Carolina ("FUNB") required under the Fourth Amended and Restated Loan Agreement dated as June 5, 1996, among, inter alia, RTC and FUNB or (iv) result in the creation or
                     ----- ----
imposition of any Lien on any asset of RTC or any of the RTC Subsidiary.

          (e)  Finders' Fee.   There is no investment banker, broker, finder or
               ------------
other intermediary that has been retained by or is authorized to act on behalf of RTC or any of the RTC Subsidiary who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

          (f)  Litigation.  There is no action, suit, investigation or
               ----------
proceeding pending against, or to the knowledge of RTC and the RTC Subsidiary threatened against, RTC or the RTC Subsidiary before any court or arbitrator or any Governmental Authority that, if decided adversely to RTC or the RTC Subsidiary would result in a Material Adverse Effect on RTC or the RTC Subsidiary.

          (g)  Capitalization.  (i)  As of December 31, 1995, the authorized
               --------------
capital stock of RTC consisted of (1) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares were issued and outstanding or held in the treasury of RTC, and (ii) 20,000,000 shares of RTC Common, of which 10,845,056 shares were issued and outstanding and 18,601 shares were held in the treasury of RTC. As of December 31, 1995, there were reserved for issuance under RTC's stock option plans 842,111 shares of RTC Common Stock. As of December 31, 1995, there were outstanding options to purchase 631,199 shares of RTC Common Stock under RTC's stock option plans. Except as set forth above, as of December 31, 1995, there were no outstanding (i) shares of capital stock or other voting securities of RTC, (ii) securities of RTC convertible into or exchangeable for shares of capital stock or voting securities of RTC or (iii) (except for the right of the third party from whom RTC acquired certain assets to require RTC to issue shares of its Common Stock in payment of a note) options, warrants, exchange rights, subscription rights or other agreements, commitments or rights to purchase or otherwise acquire from RTC, or agreements, commitments or obligations of RTC to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of RTC (items in clauses (i), (ii) and (iii) being referred to collectively as the "RTC Securities").

               (ii) The authorized capital stock of the RTC Subsidiary consists of 1,000 shares of Common Stock, par value $1.00 per share, 100 of which are issued and outstanding and owned of record by RTC. All issued and outstanding shares of Common Stock of the RTC Subsidiary are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive, first refusal or other subscription rights of any stockholder of RTC, the RTC Subsidiary or any other person.

          (h)  Reports and Financial Statements.  RTC has previously furnished
               --------------------------------
to PCAKC true and correct copies of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 1996 and (iii) all other reports or registration statements filed by it with the Commission under the Exchange Act since December 31, 1995 all in the form (including exhibits) so filed (collectively, the "Reports"). As of their respective dates, the Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements included in the Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly presents the financial position of the entity or entities to which it relates as at its date or the results of operations, stockholders' equity or cash flows, subject to normal year-end adjustments and any other adjustments described therein, which adjustments will not be material in amount or effect.

          (i)  Compliance with Laws; No Defaults.  (i)  Neither RTC nor any RTC
               ---------------------------------
Subsidiary is in violation of, and since December 31, 1995 has not violated, any applicable provisions of any laws, statutes, ordinances or regulations, except for violations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on RTC.

               (ii) Neither RTC nor any RTC Subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (A) any mortgage, loan agreement, indenture or evidence of indebtedness for borrowed money to which RTC or any RTC Subsidiary is a party or by which any of their assets is bound, which defaults or potential defaults, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect on RTC or (B) any judgment, order or injunction of any court, arbitrator or Governmental Authority.

          (j)  Pooling of Interests Accounting.  RTC has consulted with
               -------------------------------
Coopers & Lybrand, L.L.P. as its independent
auditors, regarding the availability of pooling of interests accounting for the transactions contemplated hereunder. Such auditors have reviewed the amounts and timing of salary, bonus and distribution payments to the Individuals during 1994, 1995 and 1996 (as set forth in Schedule 3.01(mm) hereto) and such auditors
                                     -----------------
have not stated to RTC any material doubt that pooling of interests accounting will be available with respect to the transactions contemplated hereunder. RTC does not presently believe that the condition precedent contained in Section 6.01(c) hereof will not be capable of satisfaction or that the Individuals will be required to take any action pursuant to Section 4.01(d)(ii) hereof.

          (k)  Issuance of the Total Shares.  The issuance and delivery by RTC
               ----------------------------
of the Total Shares in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of RTC. The Total Shares of RTC Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issues, fully paid and nonassessable.

          (l)  Absence of Certain Changes.  Except as disclosed in the Reports
               --------------------------
filed with the SEC prior to the date hereof, since December 31, 1995, RTC has conducted its business only in the ordinary course of such business and there has not been (i) any Material Adverse Effect on RTC; or (ii) any change in its accounting principles, practices or methods.

          (m)  Material Misstatements or Omissions.  No representation or
               -----------------------------------
warranties by RTC in this Agreement nor any Reports, documents, exhibits, certificates or schedules furnished to PCAKC or the Individuals pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. The copies of all documents furnished to PCAKC hereunder are true and complete copies of the originals thereof in all material respects.

          (n)  Reimbursement Claims.  RTC has not made any material claim for
               --------------------
reimbursement under Medicare, Medicaid or any other payor programs without a substantial basis for such claim other than billing errors occurring in the ordinary course of business which billing errors have not had and will not have a Material Adverse Effect on RTC. RTC has no liability for any overpayment, refund, discount or adjustment ("Overpayment") in connection with Medicare, Medicaid or any other reimbursement program or third party payer, except Overpayments customary in the business. No reimbursement program or payer has made or threatened any claim for any Overpayment which claim if determined adversely to RTC would have a Material Adverse Effect on RTC. To the best knowledge of RTC, within the last five years, none of the employees of RTC (while acting in the capacity of an employee of RTC) ) has committed a violation of the Medicare and Medicaid fraud and abuse provisions of the Social Security Act or the Civil Monetary Penalties Law of the Social Security Act.


                                  ARTICLE IV

                   Covenants Relating to Conduct of Business
                   -----------------------------------------

     SECTION 4.01. Conduct of Business.
                   -------------------

     (a)  Conduct of Business by PCAKC.  During the period from the date of this
          ----------------------------
Agreement to the Effective Time of the Merger, PCAKC shall and the Individuals shall cause PCAKC to, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees, preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Merger.

Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the Effective Time of the Merger or the date on which this Agreement is terminated, PCAKC shall not:

                    (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of PCAKC or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                    (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                    (iii) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

                    (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that individually or in the aggregate are material to PCAKC, except purchases of inventory in the ordinary course of business consistent with past practice;

                    (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets;

                    (vi) (x) incur any indebtedness, except for short term borrowings incurred in the ordinary course of business consistent with past practice, or (y) make any loans, advances or capital contributions to, or investments in, any other person;

                    (vii) make or agree to make any equipment leases or any new capital expenditure or capital expenditures which individually is in excess of $10,000 or in the aggregate are in excess of $10,000;

                    (viii) make any tax election that could reasonably be expected to have a Material Adverse Effect on PCAKC or settle or compromise any income tax liability;

                    (ix) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of PCAKC or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

                    (x) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which PCAKC is a party or waive, release or assign any material rights or claims thereunder;

                    (xi) take any action that (without giving effect to any action taken or agreed to be taken by RTC or any of its affiliates) would prevent RTC from accounting for the business combination to be effected by the Merger as a pooling of interests or from treating the Merger as a "reorganization" under Section 368(a) of the Code; or

                    (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b)  Negotiations With Others.  The Individuals and PCAKC shall not,
               ------------------------
directly or indirectly, through any officer, director, employee, representative or agent thereof, solicit or encourage (including by way of furnishing nonpublic information) or take other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person, or engage in any discussions or negotiations relating thereto or in furtherance thereof or accept any Acquisition Proposal. For the purposes of this Agreement, "Acquisition Proposal" means inquiries or proposals regarding (i) any merger, consolidation, sale of substantial assets or similar transactions involving any PCAKC, (ii) sale of 10% or more of the outstanding shares of capital stock of PCAKC or similar transactions involving PCAKC, or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. The Individuals and PCAKC shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing.

          (c)  Pooling Accounting.  The Individuals, PCAKC, RTC and the RTC
               ------------------
Subsidiary each hereby agrees (i) not to take any action that would adversely affect the ability of RTC to treat the Merger as a pooling of interests, and
(ii) to take such action as may be reasonably required to negate the impact of any past actions which would adversely affect the ability of RTC to treat the Merger as a pooling of interests in accordance with generally accepted accounting principles consistently applied and all published rules, regulations and policies of the Securities Exchange Commission in effect on the date hereof.

          (d)  Other Actions.  PCAKC on the one hand and RTC and the RTC
               -------------
Subsidiary on the other hand shall not, and RTC shall not permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

          (e)  Advice of Changes.  PCAKC on the one hand and RTC
               -----------------
and the RTC Subsidiary on the other hand shall promptly advise the other party orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Material Adverse Effect on such party or on the truth of their respective representations and warranties.

     SECTION 4.02.  Other Information.  The Individuals and PCAKC shall have
                    -----------------
delivered to RTC and the RTC Subsidiary prior to the Closing Date evidence of termination of the following agreements to which PCAKC is a party:

          (a)  that certain Shareholder's Agreement dated January 2, 1992;

          (b) that certain Medical Director Agreement dated as of June 30, 1993 with Richard F. Walker, Jr.;

          (c) that certain Chief Executive Officer Agreement dated as of June 30, 1993 with Ronald A. Sinicrope; and

          (d)  that certain Management and Executive Services Agreement.


                                   ARTICLE V

                             Additional Agreements
                             ---------------------

     SECTION 5.01.  Securities Matters.
                    ------------------

          (a)  Permitted Transfers.
               -------------------

               (i) Each of the Individuals understands and agrees that the RTC Common Stock may be transferred by any holder thereof only pursuant to (A) a public offering thereof registered under the Securities Act, (B) Rule 144 of the Securities and Exchange Commission (the "Commission") (or any similar rule in force at the time of such transfer) if such rule is available, or (C) any other legally available means of transfer.

               (ii) In connection with the transfer of the RTC Common Stock, or any part thereof, the holder thereof shall deliver written notice to RTC describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel that it is knowledgeable in securities law matters and reasonably acceptable to RTC, to the effect that such transfer may be effected without registration under the Securities Act and under applicable state securities laws. In addition, if the holder of the securities to be transferred delivers to RTC an opinion of counsel that no subsequent transfer of such RTC Common Stock will require registration under the Securities Act or under applicable state securities laws, RTC shall promptly upon such contemplated transfer deliver new certificates for such RTC Common Stock that do not bear the restrictive legend set forth in Section 5.01(b)(i) hereof. If RTC is not required to deliver new certificates for such RTC Common Stock not bearing such legend, the holder thereof shall not transfer such RTC Common Stock until the prospective transferee has confirmed to RTC in writing his or its agreement to be bound by the conditions contained in this Section 5.01(a).

          (b)  Restrictive Legends.  The RTC Common Stock and any shares of
               -------------------
capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall be stamped or otherwise imprinted with legends in substantially the following form:

               (i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

               (ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
                    TO RESTRICTIONS ON TRANSFERABILITY SET FORTH IN SECTIONS
                    5.01 AND 5.06 OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 23, 1996, AMONG RENAL TREATMENT CENTERS, INC., RENAL TREATMENT CENTERS - FLORIDA, INC. AND PANAMA CITY ARTIFICIAL KIDNEY CENTER, INC. AND RONALD A. SINICROPE, M.D. AND RICHARD F. WALKER, JR., M.D..

          (c)  Current Public Information.  RTC shall use its best efforts to
               --------------------------
file all reports required to be filed by it under the Exchange Act and the rules and regulations thereunder and shall take such further action as any holder of RTC Common Stock may reasonably request, all to the extent required to enable any such holder to sell the RTC Common Stock pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation then in force. Upon written request, RTC shall deliver to any holder of any RTC Common Stock a written statement as to whether RTC is in compliance with such requirements.

          (d)  S-3 Registration Rights.
               -----------------------

               (i)  Registration Rights.  RTC will register the shares of RTC
                    -------------------
Common Stock issued to the Individuals in the Merger within the seventy (75) days following the Effective Time of the Merger on Form S-3 under the Securities Act, or any successor to such form in a manner that will, upon being declared effective, constitute a "shelf" registration for purposes of Rule 415 under the Securities Act, pursuant to which the Shareholder may sell the shares of RTC Common Stock received by him in the Merger, from time to time and in such amounts as Shareholder may hereafter determine, all in a manner consistent with the provisions of 5.07(a) hereof, Exhibit D hereto and all applicable provisions of the Securities Act and the Exchange Act. RTC will use its best efforts to have the Form S-3 declared effective.

               (ii) Registration Procedure.  With respect to registration under
                    ----------------------
Section 5.01(d)(i), RTC shall prepare and file such amendments, post-effective amendments and periodic reports under the Exchange Act as may be necessary to keep such registration statement continuously effective until the second anniversary of the Closing Date. Notwithstanding the foregoing, RTC shall not be required to update, pursuant to this Section 5.01(d), any document during a period when RTC shall, in good faith and using reasonable business judgment, believe that the premature disclosure of any event or information would have a Material Adverse Effect on RTC or its prospects. The Individuals hereby agree, that upon receipt of notice from RTC of the happening of any occurrence described in the preceding sentence, each of the Individuals shall forthwith discontinue disposition of the shares of RTC Common Stock received by him in the Merger pursuant to such registration statement until the Individuals's receipt of the copies of the supplemented or amended prospectus, and, if so directed by RTC, each of the Individuals shall deliver to RTC all copies in his possession, other than permanent file copies then in such Individuals's possession, of the prospectus covering such RTC Common Stock current at the time of receipt of such notice.

               (iii)  Expenses.  The costs and expenses (other than the costs of
                      --------
disposing of shares of RTC Common Stock, including underwriting fees, broker's costs, selling discounts or commissions, marketing and distribution fees and similar disposition costs, which shall be borne by the Individuals) of registration pursuant to this Section 5.01(d) shall be paid by RTC (including, without limitation, all registration and filing fees, printing expenses, and costs of special audits incident to or required by such registration) or the transactions contemplated herein.

          (e)  Further Actions by the Individuals.  Each of the Individuals
               ----------------------------------
agrees to furnish to RTC and the RTC Subsidiary such information and execute such documents regarding the shares of RTC Common Stock received by him in the Merger and the intended method of disposition thereof as RTC shall reasonably request and as shall be required in connection with the actions to be taken by RTC under the provisions of Section 5.01(d) above. Each of the Individuals further agrees to comply with all provisions of the Securities Act and the Exchange Act and all applicable state securities law.

     SECTION 5.02.  Best Efforts; Notification.  (a)  Upon the terms and subject
                    --------------------------
to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of this Agreement.

          (b) PCAKC and the Individuals shall give prompt notice to RTC and the RTC Subsidiary, and RTC and the RTC Subsidiary shall give prompt notice to the Individuals and PCAKC, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the
           -----------------
representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 5.03 (a).  Indemnification by PCAKC and Individuals.  (i) PCAKC and
                        ----------------------------------------
the Individuals, jointly and severally, agree to indemnify, defend and hold harmless RTC and the RTC Subsidiary, at any time after the Closing from and against all liabilities, losses, claims, costs or damages whatsoever, including expenses and reasonable fees of legal counsel (collectively, "RTC Indemnified Losses"), arising out of or from or based upon:

     (A) the inaccuracy of any representation or warranty contained herein made by PCAKC or the Individuals;

     (B) the non-performance or breach by PCAKC or the Individuals of any covenant, agreement or obligation to be performed by PCAKC or the Individuals hereunder; or

     (C) any contract or arrangement entered into prior to the Closing Date between PCAKC and the Individuals that did not or may not have satisfied the provisions of federal and state laws and regulations relating to restrictions on physician referrals or claims for payment under the Medicare, Medicaid or other programs for the furnishing of health services, including, but not limited to the provisions of the Omnibus Budget Reconciliation Act of 1993 which failure could have a Material Adverse Effect on PCAKC.

     (ii) The indemnification for any RTC Indemnified Losses pursuant to this
Section 5.03(a) shall be calculated net of any net tax benefit (giving effect to the payment of any additional taxes that may be incurred by RTC or the RTC Subsidiary from treatment of such indemnification payments as taxable income or gain to RTC or the RTC Subsidiary) to RTC or the RTC Subsidiary (utilized by RTC or the RTC Subsidiary against income of RTC or the RTC Subsidiary in the year that RTC or the RTC Subsidiary deducts such liability, loss, claim, cost or expense in its income tax returns, regardless of whether RTC or the RTC Subsidiary receives any tax benefits in any other year by reason of any net operating loss or other available income tax carryforwards or carrybacks), resulting from such RTC Indemnified Losses, provided that the amount of any tax liabilities arising from the payment of such indemnification shall not increase the amount of the underlying claim.

     (iii)     Limitation on Liability.  PCAKC and the Individuals shall not be
               -----------------------
liable under this Section 5.03(a) for RTC Indemnified Losses in the event that RTC Indemnified Losses in the aggregate are less than $200,000. If the aggregate amount of RTC Indemnified Losses exceeds $200,000 then RTC and the RTC Subsidiary may claim indemnification for the aggregate amount of RTC Indemnified Losses less $200,000. In no event shall the obligations of PCAKC and the Individuals for RTC Indemnified Losses exceed $10,600,000. In addition, the individual joint and several liability of each Individual shall not exceed Five Million Three Hundred Thousand Dollars ($5,300,000).

     (iv) Indemnification Payment in RTC Shares.  In the event that the
          -------------------------------------
Individuals become obligated under the provisions of this Section 5.03(a) to indemnify RTC and RTC Subsidiary for RTC Indemnified Losses, the Individuals shall have the right to pay the amount of the applicable RTC Indemnified Loss, in whole and not in part, in RTC Common Stock by transferring to RTC and/or

RTC Subsidiary a number of the shares of RTC Common Stock received by them hereunder having an aggregate value equal to the amount of the RTC Indemnified Loss; provided that such shares shall be valued based upon the closing price of RTC Common Stock as of the Effective Time of the Merger. In the event that the aggregate value of the RTC Common Stock owned by the Individuals is less than the amount of the applicable RTC Indemnified Loss, the Individuals must pay the RTC Indemnified Loss in cash and not in RTC Common Stock.

     (b)  Indemnification by RTC.  (i) RTC agrees to indemnify, defend and hold
          ----------------------
harmless PCAKC and the Individuals, at any time after the Closing from and against all liabilities, losses, claims, costs or damages whatsoever, including expenses and reasonable fees of legal counsel (collectively, "PCAKC Indemnified Losses") arising out of or from or based upon:

     (A) the inaccuracy of any representation or warranty contained herein made by RTC or the RTC Subsidiary.

     (B) the non-performance or breach by RTC or the RTC Subsidiary of any covenant, agreement or obligation to be performed by RTC or the RTC Subsidiary hereunder, or

     (C) any and all liabilities, losses, claims, costs or damages whatsoever relating to the Registration Statement on Form S-3 to be filed by RTC pursuant to Section 5.01 of this Agreement (the "Registration Statement") or the failure to so file such Form S-3 other than liabilities, losses, claims, costs or damages resulting from (A) information provided in writing by or on behalf of either of the Individuals or (B) the failure of either of the Individuals to disclose to RTC any fact relating to either of the Individuals required to be disclosed in the Registration Statement.

     (ii)  The indemnification for any PCAKC Indemnified Losses pursuant to this
Section 5.03(b) shall be calculated net of any net tax benefit (giving effect to the payment of any additional taxes that may be incurred by PCAKC or the Individuals from treatment of such indemnification payments as taxable income or gain to PCAKC or the Individuals) to PCAKC or the Individuals (utilized by PCAKC or the Individuals against income of PCAKC or the Individuals in the year that PCAKC or such Individual deducts such liability, loss, claim, cost or expense in its or his income tax returns, regardless of whether PCAKC or such Individuals receive any tax benefits in any other year by reason of any net operating loss or other available income tax carryforwards or carrybacks), resulting from such PCAKC Indemnified Losses, provided that the amount of any tax liability arising from the payment of such indemnification shall not increase the amount of the underlying claim.

     (iii)     Limitation on Liability.  RTC shall not be liable under this
               -----------------------
Section 5.03(b) for PCAKC Indemnified Losses in the event that PCAKC Indemnified Losses in the aggregate are less than $200,000. If the aggregate amount of PCAKC Indemnified Losses exceeds $200,000 then PCAKC and the Individuals may claim indemnification for the aggregate amount of PCAKC Indemnified Losses less $200,000. In no event shall the obligations of RTC for PCAKC Indemnified Losses exceed $10,600,000.

     (c)  Conditions of Indemnification.
          -----------------------------

     (i) Whenever any claim is made by any person not a party to this Agreement with respect to any matter to which the indemnifications contained in this
Section 5.03 relate, the indemnified party (the "Indemnitee") shall notify the indemnifying party (the "Indemnitor") in writing within twenty (20) days after the Indemnitee has notice of the facts constituting the basis for such claim (the "Notice of Claim"). Whenever any claim is made by one of the parties to this Agreement with respect to any matter to which the indemnification contained in this Section 5.03 relates, as soon as practicable after the Indemnitee becomes aware of such claim, the Indemnitee shall send a Notice of Claim to the Indemnitor. The Notice of Claim shall specify all facts known to the Indemnitee giving rise to such indemnification claim and the amount of an estimate of the amount of the liability arising therefrom. The Notice of Claim shall be given in accordance with Section 8.03 hereto.

     (ii) Each claim will be deemed approved by the Indemnitor, unless the Indemnitor gives the Indemnitee written notice of disapproval within thirty (30) days of receipt of such second Notice of Claim. The parties shall undertake, in good faith, to resolve any dispute with respect to any such claim which is so disapproved; if the parties are unable to agree on such resolution within thirty
(30) days after the Indemnitee receives notice of disapproval from the Indemnitor, the respective rights of the parties shall be determined by arbitration in Panama City, Florida, in accordance with the rules of the American Arbitration Association. If the two parties cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each party (or, if a party fails to make a choice, by the American Arbitration Association on behalf of such party) and the two arbitrators so chosen will select a third. The decision of the single arbitrator jointly selected by the parties, or, if three arbitrators are selected, the decision of any two of them, will be final and binding upon the parties and the judgement of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and costs of arbitration shall be borne by the parties in such manner as shall be determined by the arbitrator or arbitrators.

     (iii)  If the facts giving rise to any such
indemnification shall involve any actual, threatened or possible claim or demand by any person against the Indemnitee, the Indemnitor shall be entitled to contest or defend such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to assume the contest and defense of such claim to the Indemnitee within thirty (30) days after receipt of the Notice of Claim. If the Indemnitor shall exercise such option, it shall have control over such contest and defense and over the payment, settlement or compromise of such claim, and the Indemnitee agrees to cooperate fully with the Indemnitor and its attorneys with respect to such contest and defense. If the Indemnitor shall not exercise such option, the Indemnitee may, but shall not be obligated to, assume the contest and defense of such claim. Any payment or settlement resulting from such contest, together with the total expenses thereof, including but not limited to attorneys' fees, shall be binding upon the Indemnitor and the Indemnitee.

     (d)  Actual Knowledge.  An Indemnitor shall not be liable under this
          ----------------
Section 5.03(a)(i)(A) for a loss resulting from any event relating to a breach of any representation or warranty if the Indemnitor can establish that the Indemnitee had actual knowledge on or before the Closing Date of such event.

     (e)  Personal Indemnification.  The Individuals, jointly and severally,
          ------------------------
hereby agree to personally indemnify and hold harmless RTC and the RTC Subsidiary from and against any and all Indemnified Losses arising out of events occurring on or before the first anniversary of the Effective Time of the Merger.

     (f)  Survival of Indemnification Obligations.
          ---------------------------------------

          (i) Notwithstanding anything herein to the contrary, the obligations of the Individuals and, if applicable, PCAKC, under this Section 5.03 shall survive the Effective Time of the Merger until (A) in the case of indemnification under Sections 5.03(a)(i)(A) and (B) hereof, the earlier of (1) the first anniversary of the Effective Time of the Merger, or (2) the date of the report on the first audit of the combined operations of RTC and PCAKC; and
(B) in the case of indemnification under Sections 5.03(a)(i)(C) and 5.03(a)(i)(D) hereof, the expiration of the applicable statute of limitations period.

          (ii) Notwithstanding anything herein to the contrary, the obligations of RTC under this Section 5.03 shall survive the Effective Time of the Merger until the earlier of (1) the first anniversary of the Effective Time of the Merger, or (2) the date of the report on the first audit of the combined operations of RTC and PCAKC.

     SECTION 5.04.  Fees and Expenses.  Except as otherwise provided in Section
                    -----------------
7.02(b) below all fees and expenses

(including legal and accounting fees) incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

     SECTION 5.05.  Public Announcements.  RTC and the RTC Subsidiary, on the
                    --------------------
one hand, and PCAKC and the Individuals, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national market system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement is set forth in Exhibit A to this Agreement and that no other press release regarding this transaction is contemplated.

     SECTION 5.06.  Affiliates and Certain Stockholders.  (a) Prior to the
                    -----------------------------------
Closing Date, the Individuals and PCAKC shall deliver to RTC and the RTC Subsidiary a letter identifying all persons who are "affiliates" of the Individuals and PCAKC, respectively, for purposes of applicable interpretations regarding the pooling-of-interests method of accounting. The Individuals and PCAKC shall use their best efforts to cause each such person to deliver to RTC and the RTC Subsidiary on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit B hereto. If the Merger would otherwise qualify for pooling-of-interests accounting treatment, shares of RTC Common Stock issued to such affiliates of the Individuals or PCAKC in exchange for shares of PCAKC Common Stock shall not be transferable until such time as financial results covering at least thirty (30) days of combined operations of RTC, the RTC Subsidiary and PCAKC have been published within the meaning of
Section 201-01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 5.06, except to the extent permitted by, and in accordance with, Accounting Series Release 135 and Staff Accounting Bulletins 65 and 76. Any shares of PCAKC Common Stock held by such affiliates shall not be transferable, regardless of whether each such affiliate has provided the written agreement referred to in this Section 5.06, if such transfer, either alone or in the aggregate with other transfers by affiliates, would preclude RTC's ability to account for the business combination to be effected by the Merger as a pooling of interests. Neither the Individuals nor PCAKC shall register the transfer of any certificate representing capital stock of PCAKC, unless such transfer is made in compliance with the foregoing. Except as provided in
Section 5.01 hereof, RTC
shall not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of the RTC Common Stock by such affiliates and the certificates representing the RTC Common Stock received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this
Section 5.06.

          (b) The Individuals shall deliver to RTC on the Closing Date a letter, dated as of such date, identifying all persons who are, as of such date, beneficial owners of five percent (5%) or more of the capital stock of PCAKC. The Individuals shall cause each such person, including himself, to deliver to counsel to RTC on the Closing Date a representation letter, in each case dated as of such date and substantially in the form attached as Exhibit C hereto.

          (c) Each of the Individuals agrees that he will hold, either directly or indirectly, at least fifty-one percent (51%) of the shares of RTC Common Stock received by him in the Merger for a period of at least one year from the Closing Date and acknowledges that he presently intends to hold, either directly or indirectly, at least fifty-one percent (51%) of the shares of RTC Common Stock received by them in the Merger for at least two (2) years from the Closing Date.

     SECTION 5.07.  Tax Representation Letters of the Individuals and PCAKC and
                    -----------------------------------------------------------
RTC. (a) Each of the Individuals and PCAKC will sign and deliver to Ross &
- ---
Hardies, counsel to PCAKC, and to Duane, Morris & Heckscher, counsel to RTC, on the Closing Date representation letters, dated as of the Closing Date and substantially in the form of Exhibit D hereto, for the purpose of the reliance of such counsel in delivering the opinions described in Section 6.01(d).

       (b) RTC will sign and deliver to Ross & Hardies, counsel to PCAKC, and to Duane, Morris & Heckscher, counsel to RTC and the RTC Subsidiary, on the Closing Date representation letters, in each case dated as of the Closing Date and substantially in the form of Exhibit E hereto, for the purpose of the reliance of such counsel delivering the opinions described in Section 6.01(d).

     SECTION 5.08.  Continuity of Business Enterprise.  After the Effective Time
                    ---------------------------------
or Merger, it is the current intent of RTC and RTC Subsidiary to continue at least one historic business line of the PCAKC, or to use at least a significant portion of its historic business assets in a business, in each case within the meaning of Treas. Reg. Section 1.368-1(d) for at least 5 years.

     SECTION 5.09.  Tax-Free Reorganization.  RTC, RTC Subsidiary and the
                    -----------------------
Individuals shall each use their respective best efforts
                                            ------------
to cause the Merger to be treated as a reorganization within the meaning of
Section 368 of the Code provided however such best effort shall not apply to RTC for any actions taken by any third party including the Individuals which would effect in any way the Merger being treated as an reorganization. RTC Subsidiary acknowledges that the tax liability arising with the conversion from the cash method of accounting to the accrual method of accounting shall be borne by RTC Subsidiary.

     SECTION 5.10.  Covenants Regarding Employees.  RTC agrees that, at the time
                    -----------------------------
of Closing, it will offer continued employment to the current clinical employees of PCAKC at their current wages all as set forth on Schedule 5.10 attached
                                                    -------------
hereto. PCAKC employees will be entitled to all benefits offered to other similarly situated RTC employees.

     SECTION 5.11.  Access to Records.  After the Closing Date, RTC shall
                    -----------------
preserve and keep the records of PCAKC acquired by it pursuant to this Agreement for a period of seven (7) years, or for any longer period as may be required by law. PCAKC and its authorized representatives shall have reasonable access to, and RTC and RTC Subsidiary shall cooperate in providing reasonable assistance in the analysis of, such records upon reasonable prior notice to RTC for the purposes of:

          (a) preparing cost reports and claims for services rendered by the PCAKC prior to the Closing Date;

          (b) collection of accounts receivable of PCAKC including any claims of PCAKC which have been denied;

          (c)  preparation of the tax returns of PCAKC; and

          (d) other reasonable and necessary purposes related to PCAKC's operation prior to the Closing Date.


                                   ARTICLE VI

                              Conditions Precedent
                              --------------------

     SECTION 6.01. Conditions to Each Party's Obligation To Effect the Merger.
                   ----------------------------------------------------------
The respective obligation of each party to effect the Merger is subject to the satisfaction on or prior to the Closing Date of the following conditions each of which shall not be waivable:

          (a)  No Injunctions or Restraints.  No statute, rule, regulation,
               ----------------------------
     executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental

     Authority or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (b)  Pooling.  RTC and the RTC Subsidiary shall have received from
               -------
     Coopers & Lybrand, L.L.P., as independent auditors of RTC and the RTC Subsidiary, on the Closing Date a letter dated as of the Closing Date, addressed to RTC and the RTC Subsidiary and in form and substance reasonably acceptable to RTC and the RTC Subsidiary and stating that the business combination to be effected by the Merger may be accounted for as a pooling of interests by RTC for purposes of its consolidated financial statements under generally accepted accounting principles and applicable SEC rules and regulations. No action shall have been taken by any Governmental Authority or any statute, rule, regulation or order enacted, promulgated or issued by any Governmental Authority, or any proposal made for any such action by any Governmental Authority which is reasonably likely to be put into effect, that would prevent RTC from accounting for the business combination to be effected by the Merger as a pooling of interests.

          (c)  Tax Opinions.  PCAKC shall have received from Ross & Hardies,
               ------------
     counsel to the Individuals and PCAKC, and RTC shall have received from Duane, Morris & Heckscher, counsel to RTC and each of the RTC Subsidiary, on the Closing Date opinions in the form attached as Exhibit H hereto, in each case based on the representations of RTC and the RTC Subsidiary and PCAKC provided to such counsel pursuant to Section 5.07, dated as of the Closing Date and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that RTC, and PCAKC will be a party to that reorganization within the meaning of Section 368(b) of the Code.


     SECTION 6.02. Conditions to Obligations of RTC and the RTC  Subsidiary.
                   --------------------------------------------------------
The obligations of RTC and the RTC Subsidiary to effect the Merger are further subject to satisfaction or waiver of the following conditions:

          (a)  Representations and Warranties.  The covenants, representations
               ------------------------------
     and warranties of the Individuals and PCAKC set forth in this Agreement shall be true and correct in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such covenants, representations and warranties speak as of an earlier date, and RTC and the RTC Subsidiary shall have received a certificate signed by each of the Individuals and on behalf of PCAKC by the chief executive officer of PCAKC to such effect.

          (b)  Performance of Obligations of the Individuals and each of
               ---------------------------------------------------------
     PCAKC.  The Individuals and PCAKC shall have performed in all material
     -----
     respects all obligations required to be performed by them and it under this Agreement at or prior to the Closing Date, and RTC and the RTC Subsidiary shall have received a certificate signed by the each of the Individuals and on behalf of PCAKC by the chief executive officer of PCAKC to such effect.

          (c)  Certificates; Letters from the Individuals and PCAKC  Affiliates.
               ----------------------------------------------------------------
     PCAKC and the Individuals shall have delivered to RTC certified copies of resolutions duly adopted by the Board of Directors of PCAKC and by the Individuals as the sole shareholders of PCAKC evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as RTC and its counsel shall reasonably request prior to the Closing Date. In addition, RTC and the RTC Subsidiary shall have received from each affiliate named in the letter referred to in Section 5.07(a) an executed copy of an agreement substantially in the form of Exhibit B hereto.

          (d)  No Litigation.  There shall not be pending or threatened by any
               -------------
     Governmental Authority any suit, action or proceeding and there shall not be pending by any other person any suit, action or proceeding which has a reasonable likelihood of success, in each case (i) challenging the acquisition by RTC or the RTC Subsidiary of any shares of PCAKC Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from PCAKC, RTC or the RTC Subsidiary any damages that are material in relation to PCAKC or RTC and the RTC Subsidiary taken as a whole, as applicable, (ii) seeking to prohibit or limit the ownership or operation by PCAKC, RTC or the RTC Subsidiary of any material portion of the business or assets of PCAKC, RTC or any subsidiary of RTC, or to compel PCAKC, RTC or any of the subsidiaries of RTC to dispose of or hold separate any material portion of the business or assets of PCAKC, RTC or any of the subsidiaries of RTC, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of RTC and the RTC Subsidiary to acquire or hold, or exercise full rights of ownership of, any shares of PCAKC Common Stock or common stock of the Surviving Corporation, including the right to vote PCAKC Common Stock, or Common Stock of the Surviving Corporation, on all matters properly presented to the stockholders of PCAKC or the Surviving Corporation, respectively, (iv) seeking to prohibit RTC or any of the RTC Subsidiary from effectively controlling in any material respect the business or operations of PCAKC or (v) which otherwise could reasonably be expected to have a Material Adverse Effect on PCAKC, or a Material Adverse Effect on RTC. In addition, there shall not be any statute, rule, regulation, judgment or order enacted, entered, enforced or promulgated that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (ii) through
     (v) above.

          (e)  Executed Medical Director Agreements.  RTC shall have received an
               ------------------------------------
     original fully executed Medical Director Agreement between the RTC Subsidiary and Nephrology Associates, P.A. with respect to each of the Facilities identified on Schedule 6.02(e).
                              ----------------

          (f)  Covenant Not to Compete.  RTC shall have received an original,
               -----------------------
     fully executed Covenant Not to Compete between the RTC Subsidiary and each of the Individuals, which Agreement shall be substantially in the form, and on the terms and conditions, set forth in Exhibit G hereto.

          (g)  Resignations of Officers and Directors.  RTC and the RTC
               --------------------------------------
     Subsidiary shall have received resignations of each director and each officer of PCAKC effective no later than the Effective Time of the Merger.

          (h)  Net Equity.  The financial statements bringdown attached as
               ----------
     Schedule 6.02(h) shall indicate that the net equity of PCAKC as of July 20,
     ----------------
     1996 is not less than $1,360,000.

       SECTION 6.03. Conditions to Obligations of PCAKC.  The obligation of
       ------------------------------------------------
PCAKC to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a)  Representations and Warranties.  The covenants, representations
               ------------------------------
     and warranties of RTC and the RTC Subsidiary set forth in this Agreement shall be true and correct in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations speak as of an earlier date, and PCAKC shall have received a certificate signed on behalf of RTC and the RTC Subsidiary by the chief executive officer and the chief financial officer of RTC and the RTC Subsidiary to such effect.

          (b)  Performance of Obligations of RTC and Subsidiary.  RTC and the
               ------------------------------------------------
     RTC Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and PCAKC shall have received a certificate signed on behalf of RTC by the chief executive officer and the chief financial officer of RTC and the RTC Subsidiary to such effect.

          (c)  Certificates. RTC shall have delivered to PCAKC certified copies
               ------------
     of resolutions duly adopted by RTC's and Subsidiary's respective Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as PCAKC and its counsel shall reasonably request.

          (d)  No Litigation.  There shall not be pending or threatened by any
               -------------
     Governmental Authority any suit, action or proceeding and there shall not be pending by any other person any suit, action or proceeding which has a reasonable likelihood of success, in each case (i) challenging the acquisition by RTC or the RTC Subsidiary of any shares of PCAKC Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from PCAKC, RTC or the RTC Subsidiary any damages that are material in relation to PCAKC or RTC and the RTC Subsidiary taken as a whole, as applicable, (ii) seeking to prohibit or limit the ownership or operation by PCAKC, RTC or any subsidiary of RTC of any material portion of the business or assets of PCAKC, RTC or any subsidiary of RTC, or to compel PCAKC, RTC or any subsidiary of RTC to dispose of or hold separate any material portion of the business or assets of PCAKC, RTC or any subsidiary of RTC, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of RTC or the RTC Subsidiary to acquire or hold, or exercise full rights of ownership of, any shares of PCAKC Common Stock or common stock of the Surviving Corporation, including the right to vote PCAKC Common Stock, or Common Stock of the Surviving Corporation, on all matters properly presented to the stockholders of PCAKC or the Surviving Corporation, respectively, (iv) seeking to prohibit RTC or the RTC Subsidiary from effectively controlling in any material respect the business or operations of PCAKC or (v) which otherwise could reasonably be expected to have a Material Adverse Effect on PCAKC or a Material Adverse Effect on RTC. In addition, there shall not be any statute, rule, regulation, judgment or order enacted, entered, enforced or promulgated that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (ii) through (v) above.

          (e)  Executed Medical Director Agreements.  The Individuals shall have
               ------------------------------------
     received an original fully executed Medical Director Agreement between the RTC Subsidiary and

     Nephrology Associates, P.A. with respect to each of the Facilities identified on Schedule 6.02(e).
                   ----------------

          SECTION 6.04. Frustration of Closing Conditions.  None of PCAKC, RTC
                        ---------------------------------
     and the RTC Subsidiary may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by Section 5.02.

                                  ARTICLE VII

                       Termination, Amendment and Waiver
                       ---------------------------------

     SECTION 7.01. Termination.  This Agreement may be terminated at any time
                   -----------
prior to the Effective Time of the Merger:

          (a) by mutual written consent of RTC, the RTC Subsidiary, the Individuals and PCAKC;

          (b)  by either RTC or PCAKC:

                    (i) if the Merger shall not have been consummated on or
               before the date ninety (90) days following the date of this Agreement, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however,
                                                           ------------------
               that the passage of such period shall be tolled for any part thereof (but not exceeding sixty (60) calendar days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger; or

                    (ii) if any Governmental Authority shall have issued an
               order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                    (iii) in the event of a breach by the other party of any
               representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b) or Section 6.03(a) or (b), as applicable, and (B) cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach (a "Breach") (provided that the terminating party is not then in Breach of any representation, warranty, covenant or other agreement contained in this Agreement).

     SECTION 7.02. Effect of Termination.
                   ---------------------

          (a)  Agreement Void and of No Effect.  In the event of termination of
               -------------------------------
     this Agreement as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of RTC, the RTC Subsidiary, the Individuals or PCAKC, other than the provisions of Section 7.02 and all of Article VIII and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          (b)  Expenses.  Notwithstanding anything herein to the contrary, in
               --------
     the event this Agreement is terminated (i) due to a failure of the shareholders of any of the corporate parties hereto to approve this Agreement and the transactions contemplated hereby or (ii) by RTC or the RTC Subsidiary due to a Breach by the Individuals or PCAKC, or by the Individuals or PCAKC due to a Breach by RTC or the RTC Subsidiary, then the other party shall be entitled to reimbursement from the other, jointly and severally, within ten (10) days after written demand therefor for all fees and expenses incurred by such other party in connection with this Agreement and the transactions contemplated hereby.

          (c)  Specific Performance, Injunctive Relief and Other Remedies.  In
               ----------------------------------------------------------
     the event (a) this Agreement is terminated (i) due to a failure of the shareholders of PCAKC to approve this Agreement and the transactions contemplated hereby or (ii) by RTC or the RTC Subsidiary due to a breach by the Individuals, and (b) PCAKC is involved in a "Change of Control", as defined herein, within one (1) year after such termination and any preliminary contracts or discussions with any of the Individuals and or PCAKC or any representative thereof relative thereto occurred prior to the termination of this Agreement, then the Individuals and PCAKC acknowledge and agree that any intentional and material breach by them of the provisions of this Agreement will cause RTC and the RTC Subsidiary irreparable injury and damage, for which RTC and the RTC Subsidiary cannot be adequately compensated in damages. Therefore, the Individuals and PCAKC expressly agree that RTC and the RTC Subsidiary shall, in addition to all other remedies legally available to them, be entitled to specific performance, preliminary and permanent injunctive relief and/or other equitable relief to prevent any anticipatory or continuing breach of this Agreement, or any part thereof, and to secure its enforcement and shall be entitled to the recovery of reasonable attorney's fees and costs in connection therewith. Nothing herein shall be construed as a waiver by RTC or the RTC Subsidiary of any right they may now have or hereafter acquire to monetary damages, including without limitation consequential damages and special damages, by reason of any injury to their property, business or business prospects or otherwise arising out of any wrongful act or omission of the Individuals and/or PCAKC hereunder. The Individuals and PCAKC acknowledge that the provisions of this Section 7.02(c) are made as part of a contract for the sale of a business interest; the parties are of equal bargaining power; RTC and the RTC Subsidiary would not acquire the capital stock of PCAKC from the Individuals as the sole shareholders of PCAKC in exchange for shares of capital stock of RTC as provided in this Agreement except in consideration of the provisions of this Section 7.02(c); the restrictions contained herein are reasonable and necessary to protect the legitimate interests of RTC, the RTC Subsidiary and their Affiliates; and any violation of these restrictions would result in irreparable injury to RTC and its Affiliates not compensable by payment of monetary damages. If any provision of this
     Section 7.02(c) shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Section 7.02(c), as the case may require, and this Section 7.02(c) shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

     SECTION 7.03. Amendment.  This Agreement may be amended by  the parties at
                   ---------
any time; provided, however, there shall be made no amendment that by law
          --------  -------
requires further approval by such stockholders of any of the parties hereto without the further approval of the stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 7.04. Extension; Waiver.  At any time prior to the Effective Time
                   -----------------
of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the proviso of Section 7.03, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 7.05. Procedure for Termination, Amendment,  Extension or Waiver.
                   ----------------------------------------------------------
A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section
7.04 shall, in order to be effective, require in the case of RTC, the RTC Subsidiary or PCAKC, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE VIII

                               General Provisions
                               ------------------

     SECTION 8.01. Cooperation of Individuals in Preparation of 1995 Financial
                   -----------------------------------------------------------
Statements.  Each of the Individuals shall, and shall cause Segers, Sowell &
- ----------
Stewart as PCAKC's independent accountants to, reasonably cooperate with and assist RTC, the RTC Subsidiary and their representatives in the preparation of audited financial statements for PCAKC for the fiscal years ended December 31,1991, 1992, 1993, 1994 and 1995 and the related interim financial statements for 1994, 1995 and 1996.

     SECTION 8.02. Survival of Representations and Warranties.  The
                   ------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger until the expiration of the applicable statute of limitations period provided that notwithstanding the foregoing, the obligations of the Individuals and, if applicable, PCAKC, under Section 5.03 hereof shall survive for the time periods specified therein.

     SECTION 8.03. Notices.  All notices, requests, claims, demands and other
                   -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to PCAKC or the Individuals, to such person at

               504 North MacArthur Avenue
               Panama City, FL  32401
               Telecopy No. (904) 785-9220
               Attention: Richard F. Walker, Jr., M.D.

               with a copy to:

               Ross & Hardies
               150 N. Michigan Avenue
               Chicago, IL  60601
               Telecopy No. (312) 750-8600
               Attention:  James Riley, Esquire

          (b)  if to RTC or the RTC Subsidiary, to
               Renal Treatment Centers, Inc.
               Southpoint Office Complex
               Suite 300, Building 2
               1180 West Swedesford Road
               Berwyn, PA 19312
               Telecopy No. (610) 889-7415
               Attention:     Robert L. Mayer, Jr.,
                         Chief Executive Officer


               with a copy to:
               Duane, Morris & Heckscher
               One Liberty Place
               Philadelphia, PA 19103-7396
               Telecopy No. (215) 979-1020
               Attention:  Thomas J. Karl, Esquire

     SECTION 8.04.  Definitions.  For purposes of this
                    -----------
Agreement:

          (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) a "Change of Control" means any (i) acquisition of 50% or more of the voting power of PCAKC by any person, entity or group, (ii) a merger or consolidation involving PCAKC as a result of which any of the shareholders of PCAKC as of the date of this Agreement holds less than 50% of the voting power of the surviving or resulting entity, (iii) sale or other disposition by PCAKC of all or substantially all the assets of PCAKC or
     (iv) any agreement with respect to any of the foregoing.

          (c) "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

          (d) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

     SECTION 8.05. Interpretation.  When a reference is made in this Agreement
                   --------------
to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     SECTION 8.06. Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.07. Entire Agreement; No Third-Party Beneficiaries.  This
                   ----------------------------------------------
Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II and Section 5.07 are not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 8.08. Governing Law.  This Agreement shall be governed by, and
                   -------------
construed in accordance with, the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 8.09. Assignment.  Neither this Agreement nor any of the rights,
                   ----------
interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that any or all of the RTC Subsidiary may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to RTC, but no such assignment shall relieve such RTC Subsidiary of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors, assigns, personal representatives, administrators, estate and heirs.

     SECTION 8.10. Enforcement.  The parties agree that irreparable damage would
                   -----------
occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Northern District of Florida or any Florida state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the Northern District of Florida or any Florida state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the Northern District of Florida or any Florida state court.

          IN WITNESS WHEREOF, RTC, the RTC Subsidiary, the Individuals and PCAKC have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

Attest:                                 RENAL TREATMENT CENTERS, INC.


/s/ Thomas J. Karl                      By:/s/ John Chambers
- ----------------------------               -----------------------------
Name:                                      John Chambers
Title:                                     Vice President


Attest:                                 RENAL TREATMENT CENTERS -
                                        FLORIDA, INC.


/s/ Thomas J. Karl                      /s/ John Chambers
- ----------------------------            --------------------------------
Name:                                   John Chambers
Title:                                  Vice President



Attest:                                 PANAMA CITY ARTIFICIAL KIDNEY
                                        CENTER, INC.


/s/ Ronald A. Sinicrope                 /s/ Richard F. Walker, Jr.
- ----------------------------            --------------------------------
Name:                                   Richard F. Walker, Jr., M.D.
Title: Secretary                        President


Witness:


/s/ James Riley                         /s/ Ronald A. Sinicrope
- ----------------------------            --------------------------------
                                        Ronald A. Sinicrope, M.D.


                                        /s/ Richard F. Walker, Jr.
                                        --------------------------------
                                        Richard F. Walker, Jr., M.D.